                                                                      EXHIBIT 99

                          IKON OFFICE SOLUTIONS, INC.

                            RETIREMENT SAVINGS PLAN


                    (Formerly the Alco Standard Corporation

                           Retirement Savings Plan)

                 Incorporating Amendments No. 1, No. 2, No. 3,
                        No. 4, No. 5, and No. 6 to the
               Alco Standard Corporation Retirement Savings Plan

                                      and

                       Amendments No. 7 and No. 8 to the
              IKON Office Solutions, Inc. Retirement Savings Plan

                          IKON OFFICE SOLUTIONS, INC.

                            RETIREMENT SAVINGS PLAN



                               Table of Contents
                               -----------------

Article                                                                        Page
-------                                                                        ----
             Preamble                                                             1

     I.      Purpose                                                              4

    II.      Definitions                                                          5

   III.      Participation                                                       24

    IV.      Participants' Contributions                                         26

     V.      Employer Contributions                                              32

    VI.      Participants' Accounts                                              34

   VII.      Distribution                                                        37

  VIII.      Form of Benefit                                                     46

    IX.      Vesting                                                             64

     X.      Administration                                                      72

    XI.      The Fund                                                            79

   XII.      Amendment or Termination of the Plan                                90

  XIII.      Withdrawals During Employment                                       92

   XIV.      Loans from the Plan                                                 99

    XV.      General Provisions                                                 110

     Appendix A:  ADP and ACP Tests and Related
       Limits on Contributions                                                  114

     Appendix B:  Limits on Annual Additions                                    138

     Appendix C:  Top-Heavy Provisions                                          145

     Appendix D:  Determination of Highly
       Compensated Employees                                                    156

     Appendix E:  Qualified Nonelective Contribu-
       tions and Qualified Matching Contributions                               159

     Appendix F:  Participating Companies                                       161

                          IKON OFFICE SOLUTIONS, INC.

                            RETIREMENT SAVINGS PLAN

          WHEREAS, the Alco Standard Corporation Retirement Savings Plan has for some time been sponsored and maintained by Alco Standard Corporation ("Alco"); and
          WHEREAS, the savings plan has been amended from time to time, and was amended effective October 1, 1996 to characterize its employer stock fund as a stock bonus plan; and

          WHEREAS, Unisource Worldwide, Inc. ("Unisource"), a wholly-owned subsidiary of Alco, has been spun off from Alco, effective December 31, 1996, to become a separate, free-standing corporation; and

          WHEREAS, the newly independent Unisource has established its own savings plan for the benefit of active (and certain former) Unisource employees who formerly participated in the Alco savings plan, which will be known as the Unisource Worldwide, Inc. Retirement Savings Plan, and to which assets equal to account balances of certain Unisource employees will be transferred; and

          WHEREAS, Alco is being renamed IKON Office Solutions, Inc. in January, 1997; and

          WHEREAS, the Alco savings plan has been amended to address the Unisource spinoff and to reflect the fact that Alco's name is being changed to IKON Office Solutions, Inc.; and

          WHEREAS, Alco has caused a working copy of the savings plan, incorporating all amendments, to be created;

          NOW, THEREFORE, the savings plan is continued as hereinafter set forth.

                                  Background
                                  ----------

          1. Effective January 1, 1975, the Alco Standard Corporation Stock Participation Plan was established. The stock participation plan has been amended from time to time to comply with statutory and regulatory requirements.

          2. Effective January 1, 1994, the stock participation plan was amended and restated to comply with the requirements of the Tax Reform Act of 1986 and the Unemployment Compensation Amendments of 1992.

          3. Effective October 1, 1995, Alco amended, restated, and renamed the plan as the Alco Standard Corporation Retirement Savings Plan, and merged the Alco Standard Corporation Defined Contribution Plan and the Alco Standard Corporation Capital Accumulation Plan with and into the savings plan.

          4. Effective October 1, 1996, the Alco Standard Corporation Retirement Savings Plan was amended to characterize its employer stock fund as a stock bonus plan within the meaning of Treas. Reg. (S)1.401-1(b)(1)(iii).

          5. The savings plan has been amended to comply with the Small Business Job Protection Act of 1996 and to add a Unisource Stock Fund, effective January 1, 1997.

          6. The savings plan has been amended to rename it the IKON Office Solutions, Inc. Retirement Savings Plan, effective January 1, 1997.

                                   ARTICLE I

                                    PURPOSE
                                    -------

1.1 IKON Office Solutions, Inc., desiring to provide systematically for the payment of benefits to its employees on account of retirement, death, or total disability and to permit its employees to share in the product of their efforts, herewith continues this plan now known as the IKON Office Solutions, Inc. Retirement Savings Plan.

                                  ARTICLE II

                                  DEFINITIONS
                                  -----------

          Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural, and vice-versa.

2.1  "Accounts" shall mean the separate entries maintained in the
      --------
records of the Plan which represent a Participant's interest in the Fund.

          (a)  "After-Tax Account" shall mean the Account to which are credited
                -----------------
after-tax contributions that were held by a Prior Plan, and all earnings and losses thereon.

          This Account is divided into three sub-accounts, which are "Sub-Account A," "Sub-Account B," and "Sub-Account C." Sub-Account A consists of all after-tax contributions that were held by (1) the Alco Standard Corporation Defined Contribution Plan as of September 30, 1995 (other than after-tax contributions now held in Sub-Account C), or (2) any other plan subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code, and merged with and into this Plan on or after October 1, 1995, as in effect on the day before the merger (other than after-tax contributions now held in Sub-Account C), and all earnings and losses thereon. Sub-Account B consists of all after-tax contributions that were held by (1) the Alco Standard

Corporation Stock Participation Plan and the Alco Standard Corporation Capital Accumulation Plan as of September 30, 1995, or (2) any other plan not subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code and merged with and into this Plan on or after October 1, 1995, as in effect on the day before the merger, and all earnings and losses thereon. Sub-Account C consists of all after-tax contributions that (1) were initially contributed to a money purchase pension plan and later held by the Alco Standard Corporation Defined Contribution Plan as of September 30, 1995, or (2) were initially contributed to a money purchase pension plan merged with and into this Plan on or after October 1, 1995, as in effect on the day before the merger, and all earnings and losses thereon.

          There shall also be separate accounting for this Account to distinguish between "pre-1987" and "post-1986" after-tax contributions and earnings thereon. All after-tax contributions made prior to January 1, 1987 shall be considered "pre-1987," with all earnings and losses thereon. All after-tax contributions made on and after January 1, 1987 shall be considered "post-1986," with all earnings and losses thereon.

               (b)  "Before-Tax Account" means the Account to which are
                     ------------------
credited a Participant's before-tax contributions and all earnings and losses thereon.

          This Account is divided into two sub-accounts, which are "Sub-Account A" and "Sub-Account B." Sub-Account A consists of all before-tax contributions that were held by: (1) the Alco Standard Defined Contribution Plan as of September 30, 1995, or (2) any other plan subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code and merged with and into this Plan on or after October 1, 1995, as in effect on the day before the merger, and all earnings and losses thereon. Sub-Account B consists of all before-tax contributions that: (1) were held by the Alco Standard Corporation Stock Participation Plan and the Alco Standard Corporation Capital Accumulation Plan as of September 30, 1995, and all earnings and losses thereon, (2) were held by any other plan not subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code and merged with and into this Plan on or after October 1, 1995, as in effect on the day before the merger, and all earnings and losses thereon, or (3) are contributed to this Plan on or after October 1, 1995, and all earnings and losses thereon.

               (c)  "DCP Account" shall mean the following, taken together:
                     -----------
After-Tax Sub-Accounts A and C, Before-Tax
Sub-Account A, Employer Sub-Account A, the Money Purchase Plan Account, and Rollover Sub-Account A.

               (d)  "Employer Account" shall mean the Account to which employer
                     ----------------
contributions other than money purchase plan contributions are credited and all earnings and losses thereon.

          This Account is divided into three sub-accounts, which are "Sub-Account A," "Sub-Account B," and "Sub-Account C." "Sub-

Account A" consists of all employer contributions other than money purchase plan contributions that were held by: (1) the Alco Standard Corporation Defined Contribution Plan as of September 30, 1995, or (2) any other plan subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code and merged with and into this Plan on or after October 1, 1995, as in effect on the day before the merger, and all earnings and losses thereon. "Sub-Account B" consists of all employer contributions other than money purchase plan contributions that were held by: (1) the Alco Standard Corporation Capital Accumulation Plan as of September 30, 1995, and all earnings and losses thereon, or (2) were held by any other plan not subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code and merged with and into this Plan on or after October 1, 1995, as in effect on the day before the merger, and all earnings and losses thereon. "Sub-Account C" consists of all employer contributions other than money purchase plan contributions that: (1) were held by the Alco Standard Corporation Stock Participation Plan as of September 30, 1995, and all earnings and losses thereon, or (2) are contributed to this Plan on or after October 1, 1995, and all earnings and losses thereon.

               (e)  "Money Purchase Plan Account" shall mean the Account to
                     ---------------------------
which all money purchase plan contributions made by an employer under a Prior Plan shall be credited.

               (f)  "QMAC Account" shall mean the Account to which are credited
                     ------------
Qualified Matching Contributions and gains and losses thereon.

               (g) "QNEC Account" shall mean the Account to which are credited
                    ------------
Qualified Nonelective Contributions and gains and losses thereon.

               (h)  "Rollover Account" shall mean the account to which are
                     ----------------
credited an Employee's Rollover Savings and gains and losses thereon.

          This Account is divided into two sub-accounts, which are "Sub-Account A" and "Sub-Account B". "Sub-Account A" consists of: (1) rollover savings held by the Alco Standard Corporation Defined Contribution Plan as of September 30, 1995 and (2) rollover savings subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code and held by any other plan merged with and into this Plan on or after October 1, 1995, as in effect on the day before the merger, and all earnings and losses thereon. "Sub-Account B" consists of:
(1) Rollover Savings made to this Plan on or after October 1, 1995 in accordance with Section 4.6 and (2) rollover savings not subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code and held by any plan merged with and into this Plan on or after October 1, 1995, as in effect on the day before the merger, and all earnings and losses thereon.

          2.2  "ACP Test" shall mean the tests described in Section A.6(a) of
                --------
Appendix A.

          2.3  "Actual Contribution Percentage" shall mean, for a specific group
                ------------------------------
of Eligible Employees, the average (expressed as a percentage rounded to the nearer one-hundredth of one percent) of the Individual Contribution Percentages of the Eligible Employees in the group.

          The term "Individual Contribution Percentage" is defined in Appendix
A.

          2.4  "Actual Deferral Percentage" shall mean, for a specific group of
                --------------------------
Eligible Employees, the average (expressed as a percentage rounded to the nearer one-hundredth of one percent) of the Individual Deferral Percentages of the Eligible Employees in the group.

          The term "Individual Deferral Percentage" is defined in Appendix A.

          2.5  "Actuarial Equivalent" shall mean of equal actuarial value,
                --------------------
based upon the factors and assumptions utilized by the insurance company from which the Administrator directs the purchase of any annuity contract for the purpose of providing benefits under the Plan.

          2.6  "Administrator" shall mean the person(s) designated pursuant to
                -------------
Section 10.1.
          2.7  "ADP Test" shall mean the tests described in Section A.3(a) of
                --------
Appendix A.

          2.8  "Affiliated Company" shall mean (a) any parent or subsidiary of
                ------------------
an Employer (or company under common control with an Employer) which is a member of the same controlled group of corporations (within the meaning of section 1563(a) of the Code) as the Employer; (b) any member of an affiliated service group, as determined under section 414(m) of the Code, of which an Employer is a member; (c) any trade or business under common control with an Employer, as determined under section 414(c) of the Code; and (d) any entity required to be aggregated with an Employer pursuant to regulations under section 414(o) of the Code. "50% Affiliated Company" shall mean an Affiliated Company, but with the
        ----------------------
phrase "more than 50%" substituted for the phrase "at least 80%" in section 1563(a) of the Code.

          2.9  "IKON" shall mean IKON Office Solutions, Inc., an Ohio
                ----
corporation.  Before 1997, IKON was named Alco Standard Corporation ("Alco").

         2.10  "IKON Committee" shall mean the IKON Office Solutions, Inc.
                --------------
Retirement Plans Committee or any other committee appointed from time to time by the Board of Directors to carry out the duties described in Section 10.2.

         2.11  "IKON Stock" shall mean the common stock of IKON.
                ----------

         2.12  "Basic Contributions" shall mean a Participant's basic before-tax
                -------------------
savings as provided in Section 4.1.

         2.13  "Board of Directors" shall mean the board of directors of IKON or
                ------------------
a committee of the board of directors of

IKON having authority and responsibility for employee benefit plan matters.

         2.14  "Break in Service" shall mean any Plan Year during which an
                ----------------
employee incurs a break in service described in Article IX.

         2.15  "Cash Equivalents" shall mean cash and/or bank deposits,
                ----------------
certificates of deposit, U.S. Treasury obligations, commercial paper, and similar investments.

         2.16  "Code" shall mean the Internal Revenue Code of 1986, as amended
                ----
from time to time.

         2.17  "Compensation" shall mean, for a given Plan Year, a Participant's
                ------------
regular salary or wages paid by the Employer, excluding overtime allowances, bonuses, incentive pay, severance pay (whether paid periodically or in a lump sum), and other extra pay, but including commissions and Basic and Supplemental Contributions and any elective contributions to an Employer plan under sections 125, 402(e)(3), 402(h), and 403(b) of the Code.

          For 1997, a Participant's annual Compensation shall not be more than $160,000. For all years after 1997, a Participant's annual Compensation shall not be more than the amount set by section 401(a)(17) of the Code, as adjusted for cost-of-living increases.

          In the case of a Plan Year which is less than 12 months long, the dollar limit on Compensation shall be determined by multiplying the annual limit by a fraction, the numerator of which is the number of full calendar months in the short Plan Year and the denominator of which is 12.

         2.18  "Effective Date" shall mean (except as otherwise set forth
                --------------
herein) October 1, 1995, the effective date of this amended and restated Plan. The Plan was originally effective on January 1, 1975.

         2.19  "Eligible Employee" shall mean any Employee who is entitled to
                -----------------
contribute Basic and Supplemental Contributions and to have Matching Contributions credited to his Employer Account for all or any portion of a given Plan Year.

         2.20  "Employee" shall mean any permanent employee of an Employer.  The
                --------
term Employee shall not include (a) any person who is a leased employee, whether such person is a leased employee within the meaning of section 414(n) of the Code, or not; or (b) any person covered by a collective bargaining agreement, unless he is covered by a collective bargaining agreement that specifically provides for his participation hereunder. An employee is considered
"permanent" if he is expected to complete 500 or more Hours of Service during the Plan Year.

          IKON reserves the right to amend the Plan or its Joinder Agreement to change the class of employees who shall be Employees for purposes of this Plan.

          Effective January 1, 1997, the term Employee shall not include any Unisource Employee.

         2.21  "Employer" shall mean IKON and each division and subsidiary of
                --------
IKON (or division of an IKON subsidiary) which is designated by the Board of Directors to adopt this Plan and which (a) adopts the Plan by action of its board of directors, if applicable, and (b) executes a Joinder Agreement with respect to the Plan.

          The companies included within the definition of Employer are listed in Appendix F attached hereto and made a part hereof.

         2.22  "Employer Contributions" shall mean any contributions which may
                ----------------------
be made to the Plan by Employers other than Money Purchase Plan Contributions.

         2.23  "ERISA" shall mean the Employee Retirement Income Security Act of
                -----
1974, as amended from time to time.

         2.24  "Excess Aggregate Contributions" shall mean the amount described
                ------------------------------
in Section A.1(a) of Appendix A.

         2.25  "Excess Contributions" shall mean the amount described in
                --------------------
Section A.1(b) of Appendix A.

         2.26  "Excess Deferral" shall mean the amount described in Section
                ---------------
A.1(c) of Appendix A.

         2.27  "Fair Market Value" shall mean value as determined pursuant to
                -----------------
guidelines developed by the Trustee, as revised by the Trustee from time to time.

         2.28  "Fund" shall mean the fund established for this Plan,
                ----
administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

         2.29  "Georgia-Pacific Stock" shall mean the common stock of Georgia-
                ---------------------
Pacific Corporation.  "Georgia-Pacific Stock Fund" shall mean the Investment
                       --------------------------
Fund invested in Georgia-Pacific Stock.

         2.30  "Highly Compensated Employee" shall mean, for any Plan Year
                ---------------------------
beginning after December 31, 1986, an employee who is found to be a Highly Compensated Employee within the meaning of Treas. Reg. (S)1.414(q)-1T for that Plan Year. The determination under Treas. Reg. (S)1.414(q)-1T shall be made in accordance with Appendix D.

         2.31  "Hour of Service" shall mean an hour for which:
                ---------------

                (a) an employee is directly or indirectly paid or entitled to payment by an Employer, a Predecessor Company, or an Affiliated Company for the performance of employment duties; or

                (b) back pay, irrespective of mitigation of damages, is either awarded or agreed to; or

                (c) an employee is directly or indirectly paid or entitled to payment by an Employer, a Predecessor Company, or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence;

               (d) an employee is absent from work without pay but receives Hours of Service under Section 9.2(b); or

               (e)  an employee is absent from work without pay because of:

                    (1) leave of absence pursuant to his Employer's established leave of absence policy;

                    (2) absence for military service such that reemployment rights are guaranteed by law, provided that he applies for reemployment within the time provided by law;

                    (3) absence due to illness or accident for a period of less than 12 months, provided that he returns to work as soon as he is physically able.

          There shall be excluded from Subsections (a), (b), and (c) those periods during which payments are made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

          No more than 501 Hours of Service shall be credited under Subsection
(c) or (e), or under Subsections (c) and (e) together, on account of any single continuous period during which no duties are performed, except to the extent otherwise provided in this Plan.

          Except as otherwise provided in Subsection (e), an Hour of Service shall not be credited where an employee is being reimbursed solely for medical or medically related expenses.

          Hours of Service shall be credited in accordance with the rules set forth in U.S. Department of Labor Reg. (S)2530.200b-2(b) and (c).

          Hours of Service shall be credited for any individual who is considered a leased employee for purposes of this Plan under section 414(n) of the Code.

          For the purpose of determining an employee's Vesting Service, Hours of Service shall be credited on an equivalency basis. Each employee shall be credited with 190 Hours of Service for each month of employment with the Employer or an Affiliated Company.

          2.32  "Investment Committee" shall mean the committee appointed by the
                 --------------------
Board of Directors to select the Plan's Investment Funds and monitor the performance of such funds.

          2.33  "Investment Fund" shall mean any fund, contract, obligation, or
                ---------------
other mode of investment selected by the Investment Committee to which a Participant may direct the investment of the assets of his Accounts.

          2.34  "Joinder Agreement" shall mean the instrument by which an
                 -----------------
Employer joins and becomes a party to the Plan and the Trust Agreement.

          2.35  "Limitation Compensation" shall mean, for a given Participant,
                 -----------------------
for a given period of time, the amount(s) which must be reported in the "wages, tips, other compensation" box on the

Form(s) W-2 provided to the Participant by the Employers. After December 31, 1997, Limitation Compensation shall be the sum of (a) the amount(s) which must be reported in the "wages, tips, other compensation" box on the Form(s) W-2 provided to the Participant by the Employers and (b) the Participant's elective deferrals under sections 125, 402(e)(3), 402(h)(1)(B), and 403(b) of the Code.

         2.36  "Matching Contributions" shall mean the amounts contributed to
                ----------------------
the Fund by Employers pursuant to Section 5.1 and matching contributions made by an employer to the Alco Standard Corporation Stock Participation Plan which are now held by this Plan.

         2.37  "Money Purchase Plan Contributions" shall mean the money purchase
                ---------------------------------
pension plan contributions made by an employer to a Prior Plan.

         2.38  "Participant" shall mean:
                -----------

               (a)  any Employee entitled to participate in this Plan under
Section 3.1 who is currently contributing Basic Contributions to the Plan (an "active Participant"), and

               (b) any Employee or former Employee for whom at least one Account is maintained under the Plan.

          Effective January 1, 1997, the term Participant shall not include any person who is a Unisource Employee, but may include persons formerly employed by Unisource who stopped receiving compensation from Unisource before January 1, 1997.

         2.39  "Plan" shall mean the IKON Office Solutions, Inc. Retirement
                ----
Savings Plan, a profit sharing plan, as set forth herein and as hereafter amended from time to time.

         2.40  "Plan Year" shall mean the calendar year (January 1st through
                ---------
December 31st).

         2.41  "Predecessor Company" shall mean each business entity that is a
                -------------------
predecessor in interest to an Employer, whether due to merger, consolidation, asset acquisition, or stock acquisition.

         2.42  "Prior Plan" shall mean (a) the Alco Standard Corporation Stock
                ----------
Participation Plan, as in effect on September 30, 1995; (b) the Alco Standard Corporation Capital Accumulation Plan, as in effect on September 30, 1995; (c) the Alco Standard Corporation Defined Corporation Plan, as in effect of September 30, 1995; or (d) any other plan merged with and into this Plan on or after October 1, 1995, as in effect on the day before the merger.

         2.43  "Qualified Matching Contributions" shall mean amounts which are
                --------------------------------
contributed to the Fund by the Employers on behalf of Participants who are not Highly Compensated Employees; which are allocated on the basis of Basic Contributions; and which Participants may not elect to receive in cash.

         2.44  "Qualified Nonelective Contributions" shall mean amounts which
                -----------------------------------
are contributed to the Fund by the Employers on behalf of Eligible Employees who are not Highly Compensated

Employees; which are allocated on the basis of Compensation; and which Eligible Employees may not elect to receive in cash.

         2.45  "Recordkeeper" shall mean the recordkeeper chosen by the IKON
                ------------
Committee.

         2.46  "Retirement Age" shall mean the earlier of (a) the earliest age
                --------------
at which a Participant may retire under his Employer's defined benefit pension plan or (b) age 62. If a Participant does not participate in a defined benefit pension plan sponsored by his Employer, Retirement Age shall mean age 62. "Retirement Date" shall mean the date on which a Participant who has attained
----------------
Retirement Age terminates his employment with all Employers and Affiliated Companies.

         2.47  "Rollover Savings" shall mean a Participant's savings rolled over
                ----------------
into the Fund as provided in Section 4.6.

         2.48  "Supplemental Contributions" shall mean a Participant's
                --------------------------
supplemental before-tax savings as provided in Section 4.1.

         2.49  "Spouse" shall mean the person to whom a Participant is married
                ------
on any date of reference.

         2.50  "Stock Fund" shall mean the Investment Fund invested solely in
                ----------
IKON Stock and Cash Equivalents. The Stock Fund shall be a stock bonus plan within the meaning of Treas. Reg. (S)1.401-1(b)(1)(iii).

         2.51  "Total Disability" shall mean, with respect to a Participant who
                ----------------
is participating in any long-term disability plan maintained by the Employer, only such disability as renders the Participant wholly and continuously unable to perform the duties of his occupation during the entire elimination or waiting period under the long-term disability plan.

          The foregoing notwithstanding, except as may be required by the Americans with Disabilities Act, disability resulting from the following causes shall not constitute Total Disability under this Plan:

               (a) service in the Armed Forces or Merchant Marine of the United States or any other country;

               (b) warfare or acts of a public enemy;

               (c) willful participation in any criminal act;

               (d) intentionally self-inflicted or self-incurred injury; or

               (e) use of drugs or narcotics contrary to law.

         2.52  "Trust Agreement" shall mean the agreement and declaration of
                ---------------
trust executed under this Plan.

         2.53  "Trustee" shall mean the corporate trustee or one or more
                -------
individuals collectively appointed and acting under the Trust Agreement.

         2.54  "Valuation Date" shall mean each business day on which the New
                --------------
York Stock Exchange is open.

         2.55  "Vesting Service" shall mean that portion of an employee's
                ---------------
employment with all Employers and Affiliated Companies which is used to determine the employee's vesting status hereunder, as further described in Article IX.

         2.56  "Income" shall mean, until January 1, 1998, the sum of an
                ------
employee's Limitation Compensation and his elective deferrals under sections 125, 402(e)(3), 402(h)(1)(B), and 403(b) of the Code. Beginning on January 1, 1998, when the definition of Limitation Compensation changes to include elective deferrals (in accordance with an amendment to section 415(c)(3) of the Code), an employee's Income shall be his Limitation Compensation.

         2.57  "Mandatory Benefit Commencement Date" shall mean for any
                -----------------------------------
Participant the date described in Section 7.7.

         2.58  "Unisource Stock" shall mean the common stock of Unisource
                ---------------
Worldwide, Inc.

         2.59  "Unisource Stock Fund" shall mean the Investment Fund invested
                --------------------
solely in Unisource Stock and Cash Equivalents. The Unisource Stock Fund may not be selected by any Participant as an investment option for new contributions going into his Accounts on and after January 1, 1997, but shall exist as a "frozen" Investment Fund.

         2.60  "Unisource" shall mean Unisource Worldwide, Inc., a Delaware
                ---------
corporation. Unisource, formerly a wholly-owned subsidiary of Alco, became a separate, free-standing corporation effective December 31, 1996.

         2.61  "Unisource Employee" shall mean:
                ------------------

               (a) any person actively employed by Unisource as of December 31, 1996, including any Unisource employee who is absent from work on December 31, 1996 on account of holiday, sick leave, short-term disability, leave of absence, or otherwise;

               (b) any former employee of Unisource described in the Benefits Agreement dated November 20, 1996, between Alco and Unisource, who is receiving severance payments on December 31, 1996;

               (c) any employee or former employee of Unisource who incurred a long-term disability on or after October 1, 1996; and

               (d) any corporate staff member who is transferred from employment with Alco to employment with Unisource as of January 1, 1997.

          2.62 "Unisource RSP" shall mean the Unisource Worldwide, Inc.
                -------------
Retirement Savings Plan.

                                  ARTICLE III

                                 PARTICIPATION
                                 -------------

          3.1  Date of Participation.
               ---------------------

               (a) Each person who was participating in the Plan on December 31, 1996 and who is an Employee on January 1, 1997 shall be a Participant hereunder as of January 1, 1997.

               (b) Effective January 1, 1997, each other person who is an Employee shall be entitled to participate in the Plan as of the date on which he first becomes an Employee. A given Employee shall become an active Participant when he elects to contribute (or is deemed to have elected to contribute) Basic Contributions in accordance with Section 4.1.

          3.2  Benefits of Participation.  Each Employee may (but is not
               -------------------------
required to) elect to contribute Basic and Supplemental Contributions to the Plan in accordance with the provisions of Article IV. Basic Contributions (but not Supplemental Contributions) shall be matched by the Employer as provided in
Article V.

          3.3  Participation After Reemployment.  A Participant whose employment
               --------------------------------
is terminated and who is later reemployed as an Employee shall resume his participation in the Plan as soon as administratively practicable following the date of his reemployment.

          3.4  Data.  Each Employee shall furnish to the Recordkeeper such data
               ----
as the Recordkeeper may consider necessary for the determination of the Employee's rights and benefits under the Plan and shall otherwise cooperate fully with the Recordkeeper in the administration of the Plan.

          3.5  Unisource Employees.  Each Unisource Employee who was
               -------------------
participating in this Plan on December 31, 1996 shall cease to be a Participant as of January 1, 1997, the effective date of his transfer to the newly established Unisource Worldwide, Inc. Retirement Savings Plan.

                                  ARTICLE IV

                          PARTICIPANTS' CONTRIBUTIONS
                          ---------------------------

4.1  Basic and Supplemental Contributions.
     ------------------------------------

               (a) (1) Each Employee may (but is not required to) elect a percentage to be deducted from his Compensation as his Basic and Supplemental Contributions. This percentage may be from one percent (1%) to six percent (6%) of the Participant's Compensation in the case of Basic Contributions, or an additional one percent (1%) to ten percent (10%) of the Participant's Compensation in the case of Supplemental Contributions.

               (2) As provided in Section 3.1(b), a given Employee shall become an active Participant when he elects to contribute Basic Contributions to the Plan. The percentage of Compensation he elects to contribute shall be deemed to be a contribution from his Employer and shall be allocated to his Before-Tax Account.

               (3) An election under this Subsection shall be made in accordance with procedures established by the Administrator, who may provide for elections to be made by telephonic communication with the Recordkeeper. A given election shall be effective as soon as administratively practicable following the date on which it is made. An election shall in no event be effective for a given payroll period if the election is made on or after the payroll date for that payroll period.

               (b) (1) Effective January 1, 1997, an Employee who does not elect to contribute to the Plan under Subsection (a) within 60 days of the date on which the Recordkeeper first identifies him as an Eligible Employee shall be deemed to have elected to contribute to the Plan unless, during the 60-day period, the Employee has waived participation in the form and manner prescribed by the Administrator and/or the Recordkeeper. In the absence of a waiver, the Employee shall be deemed to have elected to contribute two percent (2%) of his Compensation to the Plan as Basic Contributions.

                    (2) A deemed election shall be effective as soon as administratively practicable following the expiration of the 60-day period. In no event shall a deemed election be effective for a given payroll period if the deemed election occurs on or after the payroll date for that payroll period.

               (c) Each Employee who makes an election (or is deemed to have made an election) under this Section shall be deemed to have agreed to the terms and requirements of the Plan and the Trust Agreement.

               (d) In any one taxable year, the amount of Basic and Supplemental Contributions plus any other elective deferrals (as defined in section 402(g)(3) of the Code) allocated to a Participant's Accounts under this Plan and all other plans, con-tracts, and arrangements maintained by the Employer and all Affiliated Companies shall in no event exceed the dollar limit in effect under section 402(g) of the Code for that taxable year (which is $9,500 for 1997).

          4.2  Change of Contribution Rate.
               ---------------------------

               (a)  A Participant may increase the percentage elected under
Section 4.1 to any other percentage permitted under that Section. An increase in Basic or Supplemental Contributions shall become effective as soon as administratively practicable following the date on which the Recordkeeper receives notice of the increase.

               (b) A Participant may reduce or stop his Basic and Supplemental Contributions at any time. A reduction or cancellation of Basic and Supplemental Contributions shall become effective as soon as administratively practicable following the date on which the Recordkeeper receives notice of the change.

               (c) A Participant who has reduced or stopped his Basic and Supplemental Contributions may increase or resume his Basic and Supplemental Contributions by giving the Recordkeeper notice of the change he wishes to make. Basic and Supplemental Contributions will be increased or will resume as soon as administratively practicable following the date on which the Recordkeeper receives notice of the change.

               (d) If the contribution rates of Participants who are Highly Compensated Employees are being reduced as provided in

Sections A.4(a) and A.7(a) of Appendix A, the Administrator shall advise affected Participants of the action it is taking.

          4.3  Remittance of Contributions.  Amounts deducted as Basic and
               ---------------------------
Supplemental Contributions shall be remitted to the Trustee for deposit in the Fund as soon as is practicable, but in no event more than 15 business days after the end of the calendar month in which such contributions were withheld from the Participant's Compensation.

          4.4  Actual Deferral Percentage Test.  The Plan must satisfy the ADP
               -------------------------------
Test set forth in Appendix A as of the last day of each Plan Year that begins after December 31, 1986.

          4.5  Excess Deferrals.  In a taxable year beginning after December 31,
               ----------------
1986 in which a Participant has an Excess Deferral, the Excess Deferral shall be treated as described in Appendix A.

          4.6  Rollover Savings.
               ----------------

               (a) An Employee may rollover into the Fund, from any qualified retirement plan of a former employer, all or a portion of his interest in such qualified plan (except that the interest being rolled over may not contain nondeductible employee contributions), if the amount in question is eligible for rollover treatment under the Code.

               (b) In addition, an Employee who has established an individual retirement account to hold distributions received from qualified retirement plans may roll over all of the assets of such individual retirement account into the Fund, if the amount in question is eligible for rollover treatment under the Code. The Employee's individual retirement account shall not contain nondeductible employee contributions made by the Employee while he was participating in the distributing plan(s).

          (c) The distribution(s) rolled over from another qualified retirement plan or from an individual retirement account shall be credited to the Employee's Rollover Account.

          (d) The Trustee shall not accept a distribution from any other qualified retirement plan or from an individual retirement account unless:

               (1) the distribution being rolled over comes directly from the fiduciary of the distributing plan, or comes from the Employee, within 60 days after the Employee receives a distribution from such other qualified retirement plan or from the individual retirement account; and

               (2) the distribution being rolled over will not cause the Plan to be a direct or indirect transferee of a plan to which the survivor annuity requirements of sections 401(a)(11) and 417 of the Code apply.

          However, an Employee's Rollover Account may contain rolled-over amounts that are subject to the survivor annuity requirements of sections 401(a)(11) and 417 of the Code if there is acceptable separate accounting for such amounts under Section 6.6.

          4.7  Other Rollovers and Transfers Not Accepted.  Except as
               ------------------------------------------
specifically provided in Section 4.6, no Employee shall be permitted to roll over or transfer funds to the Plan from an individual retirement account or individual retirement annuity, from another qualified retirement plan or trust, or from an annuity plan.

                                   ARTICLE V

                             EMPLOYER CONTRIBUTIONS
                             ----------------------

5.1  Matching Contributions.
     ----------------------

          (a) Each Employer shall contribute to the Fund as Matching Contributions an amount which is equal to two-thirds (2/3) of the Basic Contributions of each Participant. Matching Contributions shall be allocated to the Sub-Account C of the Employer Account of each Participant for whom such contributions are made.

          (b) Notwithstanding Subsection (a), at the end of each Plan Year, additional Matching Contributions shall be made in the discretion of the Employer, as required, to provide each Participant with an annualized Matching Contribution which is based on the Participant's Basic Contributions for such Plan Year.

          (c) The amount contributed as Matching Contributions under Subsections (a) and (b) for a given Participant for a given Plan Year shall in no event exceed two-thirds (2/3) of the lesser of (1) the Basic Contributions of the Participant for that Plan Year, minus any amounts required to be distributed under Section A.5 of Appendix A, or (2) the dollar limit described in Section 4.1(d) which is applicable for that Plan Year.

          5.2  Qualified Non-Elective Contributions and Qualified Matching
               -----------------------------------------------------------
Contributions.  To the extent provided in Appendix E, the Employer may make
-------------
Qualified Non-Elective Contributions and Qualified Matching Contributions to the Plan.

          5.3  Maximum Amount.  For any Plan Year, the total of Matching
               --------------
Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions shall not exceed the maximum amount which will constitute an allowable current deduction under the applicable provisions of the Code. All Matching Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions are expressly conditioned upon their deductibility for federal income tax purposes.

          5.4  Remittance of Contributions.  Matching Contributions, Qualified
               ---------------------------
Nonelective Contributions and Qualified Matching Contributions shall be remitted to the Trustee as soon as is practicable, and in no event later than the end of the period within which they may be paid and deducted for federal income tax purposes for the Plan Year for which they are contributed.

          5.5  Actual Contribution Percentage Test.  The Plan must satisfy the
               -----------------------------------
ACP Test set forth in Appendix A as of the last day of each Plan Year that begins after December 31, 1986.

                                   ARTICLE VI

                             PARTICIPANTS' ACCOUNTS
                             ----------------------

6.1  Accounts.  All contributions and earnings thereon may be held in one
     --------
commingled trust for the benefit of all Participants. However, in order that the interest of each Participant may be accurately determined and computed, separate Accounts and Sub-Accounts shall be maintained for each Participant, as set forth in Section 2.1. These Accounts shall represent the Participant's individual interest in the trust.

          6.2  Apportionment of Gain or Loss.  The value of each Investment
               -----------------------------
Fund, as computed pursuant to Section 11.8, shall be compared with the value of such Investment Fund as of the preceding Valuation Date. Any difference in the value, not including contributions made since the preceding Valuation Date, shall be the net gain or loss of such Investment Fund. The net gain or loss shall be ratably apportioned by the Recordkeeper on its books among the Participants' Accounts which are invested in such Investment Fund at the current Valuation Date.

          6.3  Accounting for Allocations.  The Administrator shall establish or
               --------------------------
provide for the establishment of accounting procedures for the purpose of making the allocations, valuations, and adjustments to Participants' Accounts provided for in this Article. From time to time such procedures may be modified for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article.

          6.4  Maximum Allocation.  A Participant's Annual Additions (as defined
               ------------------
in Appendix B) shall in no event exceed the limits set forth in Appendix B.

          6.5  Multiple Use Test.  The Plan must satisfy the test set forth in
               -----------------
Section A.9 of Appendix A for each Plan Year that begins after December 31,
1988.

          6.6  Separate Accounting for DCP Participants' Account. For each
               -------------------------------------------------
Participant who has a DCP Account, all his Accounts shall be separately accounted from the Accounts of other Participants under this Plan in accordance with Treas. Reg. (S)1.401(a)-20, Q&A 5.

          6.7  Military Service.
               ----------------

          Notwithstanding any provision of this plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with (S)414(u) of the Internal Revenue Code.

          Loan repayments will be suspended under this plan as permitted under
(S)414(u)(4) of the Internal Revenue Code.

          6.8  Transfers to Unisource RSP.
               --------------------------

          (a) A Participant's Accounts shall be transferred from this Plan to the Unisource RSP if the Participant is hired or rehired by Unisource during calendar year 1997.

               (b) The Accounts of a Participant who is hired or rehired by Unisource during 1997 shall be transferred to the Unisource RSP as soon as administratively practicable after the Recordkeeper learns that the Participant has been hired or rehired by Unisource. The balance in each transferred Account or Sub-Account shall be credited to the Participant's corresponding account or sub-account under the Unisource RSP.

               (c) After a Participant's Accounts have been transferred to the Unisource RSP as described above, the Participant shall have no Accounts under this Plan and shall cease to be a Participant.

          6.9  Transfers from Unisource RSP.
               ----------------------------
               (a) A Participant in this Plan may have accounts under the Unisource RSP. The Participant's Unisource RSP accounts shall be transferred to this Plan if the Participant is hired or rehired by the Employer during calendar year 1997.

               (b) The Unisource RSP accounts of a Participant who is hired or rehired by the Employer during 1997 shall be transferred to this Plan as soon as administratively practicable after the recordkeeper for the Unisource RSP is notified that the Participant has Unisource RSP accounts. The balance in each transferred account (or sub-account) shall be credited to the Participant's corresponding Account (or Sub-Account) under this Plan.

                                  ARTICLE VII

                                  DISTRIBUTION
                                  ------------

7.1  General.  The interest of each Participant in the Fund shall be
     -------
distributed in the manner, in the amount, and at the time provided in this Article, except as provided in Article VI and except in the event of the termination of the Plan.

          7.2  Retirement.
               ----------

               (a) A Participant who is employed by an Employer or an Affiliated Company when he attains Retirement Age shall immediately become fully vested in his Employer Account and shall have the right to receive retirement benefits as soon as he actually retires.

               (b) If a Participant is no longer employed by an Employer or an Affiliated Company when he attains Retirement Age, the vested portion of his Accounts, valued in accordance with Section 11.8, shall be distributed in accordance with the provisions of this Article and Article VIII. However, if the value of the vested portion of the Participant's Accounts is more than $3,500, no distribution shall be made until (1) the Participant consents in writing to the distribution, or (2) he attains age 62, or (3) he dies, whichever is earliest.

          7.3  Late Retirement.  A Participant who remains in the employ of an
               ---------------
Employer beyond Retirement Age shall participate in the Plan on the same basis as other Participants. In general, the Participant's Accounts, valued in accordance with Section 11.8, shall be distributed in accordance with the provisions of this Article and Article VIII when the Participant actually retires. However, if the Participant is affected by the distribution rule for five-percent (5%) owners (set forth in Section 7.7(c)) and is still employed by an Employer or an Affiliated Company when he reaches his Mandatory Benefit Commencement Date, he shall receive benefits in accordance with Section 8.4.

          7.4  Permanent Shutdown.
               ------------------
               (a) A Participant whose employment with an Employer or an Affiliated Company is terminated because of a "permanent shutdown" (as defined in Subsection (b)) shall immediately become fully vested in his Accounts and shall then be entitled to a distribution of his Accounts. However, if the value of the Participant's Accounts is more than $3,500, his Accounts shall not be distributed until the earliest of: (a) his consent in writing to the distribution, or (b) his attainment of age 62, or (c) his death.

               (b) For the purposes of this Section, the following definitions shall apply:

                    (1)  A "permanent shutdown" shall be:

                         (A)  the sale or other disposition of a facility or
department by an Employer or an Affiliated Company;

                         (B)  the sale or other disposition of the Employer of
which a facility or department is a part;

                         (C)  the closing of a facility or department,
including the cessation of the functions thereof, without any intention on the part of the Employer or Affiliated Company to reopen the facility or reconstitute the department or reassign the functions thereof; or

                         (D)  other events or circumstances that are determined
by the Administrator, in a nondiscriminatory manner, to constitute a complete and final cessation of the activities and functions of a facility or department.

                    (2) A "facility" shall include any building, plant, warehouse, office, or other separately identifiable physical structure leased or owned by an Employer or an Affiliated Company.

                    (3) A "department" shall include a profit center or other smaller operating unit, division, or business segment of an Employer or an Affiliated Company which has separate and clearly recognizable responsibilities, functions, or reporting obligations, as evidenced by the organizational structure of the Employer or Affiliated Company.

          7.5  Death.
               -----

               (a)  (1)  A death benefit shall be payable if a Participant dies
(A) while he is employed by an Employer or an Affiliated Company or (B) after he has terminated his employment with all Employers and Affiliated Companies but before distribution of his Accounts has begun. In either case, the Participant's Accounts, valued in accordance with Section 11.8, shall be distributed to the Participant's Spouse or designated beneficiary in accordance with Section 8.5.

                    (2) As provided in Section 9.1, a Participant who is employed by an Employer or an Affiliated Company when he dies shall immediately become fully vested in his Employer Account.

               (b) Upon the death of a Participant after the commencement of his benefits in annuity or installment form (in accordance with Section 8.1(b) or 8.2(a)(2), (a)(3), (a)(4), or (a)(5)), the Participant's beneficiary generally shall be en titled to receive only the amount (if any) payable under the form of benefit in effect or under the annuity contract which has been distributed to provide the Participant's benefits, and no other death benefits shall be payable from the Plan. However, if benefits were being paid to the Participant directly from the Fund, the Participant's beneficiary may elect to have the remaining annuity or installment payments converted to one single-sum payment.

               (c) Upon the death of a former Participant after the distribution of his benefits in a single sum payment in accordance with Section 8.1(a) or 8.2(a)(1), no death benefits shall be payable from the Plan.

               (d) In no event shall distribution of a benefit payable under this Section commence more than one year after the death of the Participant, except in the case of a Participant's Spouse. The Participant's Spouse may defer the commencement of benefits to no later than the date on which the Participant would have reached age 62.

               (e) In determining the amount of the benefit payable under this Section, the deceased Participant's Accounts shall first be reduced by any security held by the Plan by reason of a loan taken by the Participant, to the extent there is outstanding principal and interest.

          7.6  Total Disability.
               ----------------

               (a) If a Participant suffers a Total Disability prior to his retirement and his employment is terminated because of such Total Disability, his Accounts, valued in accordance with Section 11.8, shall be paid to him or applied for his benefit in accordance with the provisions of this Article following the determination of his Total Disability. However, if the value of the Participant's Accounts is more than $3,500, his Accounts shall not be distributed until the earliest of: (1) his consent in writing to the distribution, or (2) his attainment of age 62, or (3) his death.

               (b) Total Disability shall be determined by the Administrator, which may consult with a medical examiner selected by it. The medical examiner shall have the right to make such physical examinations and other investigations as may be reasonably required to determine Total Disability.


          7.7  Timing of Distribution.
               ----------------------

               (a) In general, a Participant entitled to receive a benefit under this Article shall commence to receive his benefit as soon as administratively practicable. However, in accordance with applicable law, a benefit shall be paid or shall commence before a Participant reaches Retirement Age only if the Participant consents in writing to receive his benefit before Retirement Age. The Participant's consent shall be valid only if it is given within 90 days before his benefit commencement date. Such consent shall be given on a form provided by the Committee.

               (b) Distribution of a Participant's benefit under this Plan shall be made or shall commence by his Mandatory Benefit Commencement Date. Unless Subsection (c) applies, the Mandatory Benefit Commencement Date shall be the April 1st that follows the later of:

                    (1) the end of the calendar year in which the Participant attains age 70 1/2, or

                    (2) the end of the calendar year in which the Participant's employment with all Employers and Affiliated Companies terminates.

               (c) Subsection (b) shall not apply in the case of a Participant who is a five-percent (5%) owner (as defined in section 416(i)(1)(B) of the Code) during the Plan Year in which he attains age 70 1/2. Such a Participant's Mandatory Benefit Commencement Date shall be the April 1st that follows the end of the calendar year in which he attains age 70 1/2, even if he is still working on that date.

               (d) If a Participant is affected by the distribution rule for five-percent (5%) owners set forth in Subsection (c) and is still employed by an Employer or an Affiliated Company when he reaches his Mandatory Benefit Commencement Date, he shall receive benefits in accordance with Section 8.4. Once distribution to a five-percent (5%) owner has commenced, distribution shall continue even if the Participant ceases to be a five-percent (5%) owner.

               (e) As provided in Section 8.4(b), any distribution which commenced before a Participant's termination of employment, in accordance with the provisions of the Plan and applicable law as in effect before January 1, 1997, shall continue uninterrupted and shall not be affected by the provisions of this Section.

               (f) A Participant shall begin to receive his benefit no later than the later to occur of:

                    (1) the 60th day after the end of the Plan Year in which the Participant attains age 62, or

                    (2) the 60th day after the end of the Plan Year in which the Participant's employment with all Employers and Affiliated Companies terminates.

               (g) This Section shall be construed to comply with the provisions of section 401(a)(9) of the Code and the regulations thereunder. Such provisions shall override any distribution options in the Plan which are inconsistent with section 401(a)(9) of the Code.

          7.8  Claims for Benefits.  Distribution of a Participant's Accounts
               -------------------
shall commence when the Participant initiates proper application for same with the Recordkeeper and completes and submits any written forms requested by the Recordkeeper or Administrator. In the event that a Participant fails to apply for payment of his Accounts by his Retirement Date or by the date on which his employment terminates, if later, the Administrator and/or Recordkeeper shall make diligent efforts to locate such Participant. Except as provided in Section 7.9, neither the Administrator nor the Recordkeeper shall be under any obligation to make payments at any time for the period during which all or any portion of a Participant's Accounts would have been payable if the Participant had made timely application for distribution.

          7.9  Mailing Address.  Benefit payments and notifications hereunder
               ---------------
shall be deemed made when mailed to the last address furnished to the Recordkeeper.

          7.10 Election to Defer Distribution.
               ------------------------------

               (a) A Participant who is entitled to a distribution of his Accounts before he attains the later of age 62 or Retirement Age has the right to elect to defer his distribution.

Not less than 30 days nor more than 90 days before the date on which his Accounts would otherwise be distributed, the Participant shall receive from the Recordkeeper an election form explaining this right. The Participant may elect to defer his distribution to age 62.

               (b) A Spouse who is entitled to a death benefit may also elect to defer a distribution to the date on which the Participant would have attained age 62 in accordance with Section 7.5(d).

               (c) A non-spouse beneficiary who is entitled to a death benefit, payable in annuity or installment form in accordance with Section 8.1(b) or 8.2(a)(3)-(5), may not elect to defer a distribution to a date beyond the required commencement date for non-spouse beneficiaries set forth in Section 7.5(d).

                                 ARTICLE VIII

                                FORM OF BENEFIT
                                ---------------

8.1   Normal Form of Benefit.
      ----------------------

               (a) The normal form of benefit for all Participants shall be a single sum distribution.

               (b)  There shall be "acceptable separate accounting" under
Section 6.6 for all of the Accounts of each Participant who has a DCP Account, and the normal form of benefit for each such Participant shall be determined under this Subsection (b). A Participant's normal form of benefit shall depend upon his marital status, which shall be determined as of his "annuity starting date" (as defined in Treas. Reg. (S)1.401(a)-20, Q&A-10).

                    (1) If the Participant is married, then his normal form of benefit shall be a joint and survivor annuity that is an annuity for the life of the Participant with monthly installments payable after the death of the Participant to such Participant's Spouse, if then living, for the life of such Spouse, in an amount equal to fifty percent (50%) of the monthly benefit paid to the Participant during his lifetime. Such joint and survivor annuity shall be the Actuarial Equivalent of a single life annuity for the life of the Participant and shall also be the Actuarial Equivalent of the Participant's Account balances.

                    (2) If the Participant is unmarried, then his normal form of benefit shall be a single life annuity with equal monthly installments payable to the Participant for his lifetime. Such annuity shall be the Actuarial Equivalent of the Participant's Account balances.

          8.2  Optional Forms of Benefit.
               -------------------------

               (a) In lieu of the normal form of benefit described in Section 8.1, a Participant may elect, subject to the rules of Subsection (c) and Section 8.3, one of the following optional forms of benefit:

                    (1)  a single sum payment; or

                    (2) a single life annuity, with equal monthly installments payable to the Participant for his lifetime; or

                    (3) a period certain and life annuity, with equal monthly installments payable to the Participant for his lifetime, and with 60, 120 or 180 monthly payments guaranteed; provided, however, that a Participant may not elect this form of benefit if the period certain would at any time exceed the maximum period given in Treas. Reg. (S)1.401(a)(9)-2; or

                    (4) a joint and survivor annuity with the Participant's designated beneficiary, payable in monthly installments to the Participant for his lifetime and with fifty percent (50%) or one hundred percent (100%) of the amount of such monthly installment payable after the death of the Participant to his designated beneficiary, if then living, for the life of the beneficiary. Notwithstanding the foregoing, if the beneficiary named by the Participant is a person other than the Participant's Spouse, the percentage payable to such beneficiary under the joint and survivor annuity may not at any time exceed the applicable percentage given in Treas. Reg. (S)1.401(a)(9)-2; or

                    (5) approximately equal monthly, quarterly, semiannual, or annual installments over a period not to exceed the life expectancy of the Participant or the joint life expectancies of the Participant and his designated beneficiary (with such life expectancy or expectancies to be determined on the basis of assumptions selected by the Administrator in accordance with applicable regulations under the Code). The amount of each installment may fluctuate on account of an increase or decrease in the value of the Participant's Accounts (determined in accordance with Section 11.8).

               (b) Any optional form of benefit shall be the Actuarial Equivalent of a single life annuity for the life of the Participant and shall also be the Actuarial Equivalent of the Participant's Accounts.

               (c) Notwithstanding subsection (a), a Participant who wishes to elect a life annuity as the form of benefit must obtain spousal consent pursuant to the requirements of Section 8.3A.

               (d) A retired or terminated Participant shall elect his form of distribution in accordance with the procedure set forth in Section 8.3. In the event that a retired or terminated Participant fails to make a valid election under this Article, his Accounts shall be distributed to him in his normal form of benefit.

               (e) Beginning on January 1, 1993, a Participant shall have the right to elect a direct rollover in accordance with Section 8.9 if he is to receive an "eligible rollover distribution" (as defined in Section 8.9(c)).

          8.3  Rules for Election of Optional Form of Benefit.
               ----------------------------------------------

               (a) (1) Not more than 90 days nor less than 30 days before his benefits are to commence, a Participant shall receive from the Administrator or Recordkeeper benefit election materials that explain the options available to him.

                    (2) If the Participant has a DCP Account, the benefit election materials provided to him shall include a written explanation of:

                         (A)  the terms and conditions of his normal form of
benefit;

                         (B)  the Participant's right to elect an optional form
of benefit and the effect of electing not to receive his normal form of benefit;

                         (C)  the rights of the Participant's Spouse with
respect to any election of an optional form of benefit; and

                         (D)  the Participant's right to revoke an election to
receive an optional form of benefit and the effect of such a revocation.

               (b) The date on which the Participant receives the benefit election materials described in Subsection (a) marks the beginning of the Participant's benefit election period. The benefit election period shall run for at least 30 days but not more than 90 days, except as otherwise provided in Subsection (f).

               (c) The Participant may elect an optional form of benefit at any time during his benefit election period by filing written notice with the Recordkeeper in the form and manner prescribed by the Recordkeeper.

               (d) If a married Participant has a DCP Account, his election of an optional form of benefit shall be given effect only if his Spouse consents to the election in the form and manner described in Section 8.3A (unless Section 8.3A provides an exception to this rule).

               (e) The Participant shall have the right to revoke his election of an optional form of benefit. A revocation may be made at any time (and any number of times) during the Par-ticipant's benefit election period and may be made without the consent of the Participant's Spouse.

               (f) In general, the benefit election period must run for at least 30 days before any distribution may be made. However, distribution may be made or may commence at any time that is more than seven days after the Participant has received the benefit election materials described in Subsection
(a), if the Participant elects (with spousal consent, if applicable) to waive his right to a 30-day benefit election period.

               (g) The benefit election materials described in Subsection (a) may be provided to the Participant after his "annuity starting date" (as defined in Treas. Reg. (S)1.401(a)-20, Q&A-10). In such a case, the rules of Subsection
(f) shall apply, and the Participant's actual benefit commencement date shall be after his annuity starting date.

               (h) In the event of the death of a Participant's designated beneficiary prior to the Participant's benefit commencement date, but after an election of a joint and survivor annuity has been made hereunder, the election shall be automatically revoked.

               (i) The rules for electing an optional form of benefit shall be applied in a uniform and nondiscriminatory manner.

          8.3A  Spousal Consent.
                ---------------

                (a) A married Participant who has a DCP Account may elect to receive an optional form of benefit only if:

                     (1) the Spouse consents in writing not to receive the normal form of benefit and, if applicable, consents in writing to the specific beneficiary designated by the Participant pursuant to his election;

                     (2)  the Spouse's consent acknowledges its own effect; and

                     (3)  the Spouse's consent is witnessed by a notary public.

                (b) A married Participant who has a DCP Account may elect to waive his right to a 30-day benefit election period only if his Spouse consents in the form and manner described in Subsection (a).

                (c) Except as specifically provided to the contrary in this Plan, a married Participant who has a DCP Account may not change his form of benefit and/or beneficiary without the consent of his Spouse, unless the original consent of the Spouse expressly permits the Participant to make changes without further spousal consent.

                (d) A Participant with a DCP Account is not required to comply with the spousal consent rules if he establishes to the satisfaction of a Plan representative either that he has no Spouse or that his Spouse cannot be located, or if he is legally separated or has been abandoned (within the meaning of local law) and has a court order to that effect.

                (e) A Participant with a DCP Account is not required to obtain his Spouse's consent to the optional form of benefit he is electing if that form of benefit is a joint and 100% survivor annuity with the Participant's Spouse as the joint annuitant.

          8.4   Benefits Payable to Five-Percent (5%) Owners.
                --------------------------------------------

                (a) If a Participant is affected by the distribution rule for five-percent (5%) owners set forth in Section 7.7(c) and is still employed by an Employer or an Affiliated Company when he reaches his Mandatory Benefit Commencement Date, he shall begin to receive benefits in accordance with the minimum distribution rules of section 401(a)(9) of the Code. When he actually retires, the balance remaining in his Accounts shall be distributed to him in the normal form described in Section 8.1 or in the optional form he elects under
Section 8.2.

                (b) If distribution to a Participant who is not a five-percent (5%) owner commenced before the Participant terminated his employment with all Employers and Affiliated Companies, in accordance with the provisions of the Plan and applicable law as in effect before January 1, 1997, distribution shall not be affected by the provisions of this Section, but shall continue uninterrupted.

                (c)  For the purpose of making a distribution required under section 401(a)(9) of the Code to a Participant who is still employed, the Participant's Accounts shall be valued as follows:

                     (1) The amount to be distributed on the Mandatory Benefit Commencement Date shall be based on the value of the Participant's Accounts as of the last Valuation Date in the second calendar year preceding the calendar year in which the Mandatory Benefit Commencement Date occurs.

                     (2) The amount to be distributed by the end of the calendar year which contains the Mandatory Benefit Commencement Date shall be based on (A) the value of the Participant's Accounts as of the last Valuation Date in the calendar year preceding the calendar year which contains the Mandatory Benefit Commencement Date, reduced by (B) the amount distributed on the Mandatory Benefit Commencement Date.

                     (3) The amount to be distributed by the end of each calendar year after the calendar year which contains the Mandatory Benefit Commencement Date, for so long as the Participant continues his employment, shall be based on the value of the Participant's Accounts as of the last Valuation Date in the preceding calendar year, not including the distribution for the preceding calendar year.

                     (4) The value of the Participant's Accounts determined under paragraph (1), (2), or (3) shall be increased by the additional contributions, if any, which are allocated to the Accounts after the relevant Valuation Date, but as of dates that fall within the calendar year containing the relevant Valuation Date.

                (d) This Section shall be construed to comply with the provisions of section 401(a)(9) of the Code and the regulations thereunder.

          8.5   Death Benefits.
                --------------

                (a) Except as provided in Subsection (b) or in the case of a Participant who elects an optional form of benefit under Section 8.2(a)(3)-(5), death benefits shall be paid to the Participant's designated beneficiary in the form of a single sum payment that is equal to the balance of the deceased Participant's Accounts. In no event shall distribution of a benefit payable under this Subsection occur more than one year after the death of the Participant, except as provided in Section 7.10.

                (b)  In the case of a married Participant who is described in
Section 8.1(b), death benefits shall be paid to the Participant's Spouse in the form of an annuity for the life of the Spouse that is the Actuarial Equivalent of the balance of the deceased Participant's Accounts, or, if the Participant's Spouse elects, in a single sum. Such benefit shall commence (1) on the first day of any month when the Participant could have elected to receive immediate retirement benefits, but not later than the date that the Participant would have attained age 62, as elected in writing by the surviving Spouse; or (2) if the Participant dies on or after his Retirement Date, on the first day of the month following the month in which he dies.

                (c) Notwithstanding Subsection (b), a married Participant who is described in Section 8.1(b) may elect, during the period beginning on the first day of the Plan Year in which he attains age 35 and ending on the date of his death, to have death benefits be payable to a beneficiary other than his Spouse and/or to have death benefits be payable in a single sum, provided that:

                     (1) the Participant's Spouse consents in writing to the single sum form of death benefit and (if applicable) the specific alternate beneficiary designated by the Participant pursuant to his election;

                     (2)  the Spouse's consent acknowledges its own effect; and

                     (3)  the Spouse's consent is witnessed by a notary public.

                (d) Except as specifically provided to the contrary in this Plan, a married Participant who is described in Section 8.1(b) may not change his beneficiary or the form of death benefit he has elected without the consent of his Spouse, unless the original consent of the Spouse expressly permits the Participant to make changes without further consent of the Spouse, or unless the Participant's change is to name his Spouse as his beneficiary and to specify a life annuity as the form of death benefit.

                (e) A married Participant who is described in Section 8.1(b) is not required to comply with the consent requirement of Subsection (c) if he establishes to the satisfaction of a Plan representative that his Spouse cannot be located, or if he is legally separated or has been abandoned (within the meaning of local law) and has a court order to that effect.

                (f) (1) Death benefits payable pursuant to an election made in accordance with Subsection (c) shall be paid in a single sum to the beneficiary named by the Participant. In no event shall distribution of a benefit payable under this Subsection occur more than one year after the death of the married Participant, except in the case of a Participant's spouse. The Participant's Spouse may defer the commencement of benefits to no later than the date on which the Participant would have reached age 62.

                     (2) Beginning on January 1, 1993, a beneficiary who is a surviving Spouse shall have the right to elect a direct rollover in accordance with Section 8.9 if he is to receive an "eligible rollover distribution" (as defined in Section 8.9(c)).

          8.6   Beneficiary Designation.
                -----------------------

                (a) Provided that he obtains any spousal consent that may be required, a Participant may at any time designate or change the beneficiary or beneficiaries who shall receive benefits after his death. A designation or change of designation shall be made by executing and filing with the Administrator a form provided by the Administrator for that purpose.

                (b) Notwithstanding Subsection (a), the designation of a beneficiary under a joint and survivor annuity shall be fixed and may not be changed on or after the date on which benefit payments commence.

                (c) No designation, revocation, or change of beneficiaries shall be valid and effective unless and until filed with the Administrator. If no designation is made, or if all of the beneficiaries named in his designation predecease the Participant or cannot be located by the Administrator, the interest, if any, of the deceased Participant shall be paid to the Participant's surviving Spouse or, if none, to the Participant's estate.

          8.7   Information to Participants.  The Recordkeeper shall supply to
                ---------------------------
each Participant who is described in Section 8.1(b) written information relating to the terms and conditions of the pre-retirement surviving Spouse annuity and the joint and survivor annuity form of benefit; the rules relating to the election of optional forms of benefit for married Participants and the revocation of such elections; and the rights of the Participant's Spouse with respect to all such benefits.

                (a) The information relating to the pre-retirement surviving Spouse annuity shall be provided:

                     (1) once during the Plan Year in which the Participant attains age 32, 33, or 34, or, if later, within a reasonable period of time after the Participant first begins to participate in the Plan;

                     (2) in the case of a Participant who terminates his employment before attaining age 35 and before receiving such written information, within a reasonable period of time after the Participant's termination of employment; and

                     (3) in the case of Participant to whom the pre-retirement surviving Spouse benefit has not previously applied, within a reasonable period of time after such benefit first applies to the Participant.

                (b) The information relating to the joint and survivor annuity form of benefit shall be provided within a reasonable period of time before the Participant's benefit commencement date.

          8.8   Cash-Outs of Small Accounts.
                ---------------------------

                (a) If a Participant's vested interest in his Accounts, valued in accordance with Section 11.8 as of the date on which he terminates employment, is $3,500 or less, such Accounts shall be distributed in a single sum payment without the recipient's consent. Beginning on January 1, 1993, a recipient who is a Participant or a Participant's surviving Spouse shall have the right to elect a direct rollover in accordance with Section 8.9 if he is to receive an "eligible rollover distribution" (as defined in Section 8.9(c)).

                (b) In no event shall a distribution be made under this Section after (1) the first day of the first period for which an amount is payable as an annuity or (2) in the case of a benefit not payable in annuity form, the first day on which all events have occurred which entitle the Participant to receive his benefit in a form other than an immediate single sum payment, unless the Participant and his Spouse, (if applicable) (or, if the Participant has died, his surviving Spouse) consent(s) in writing to receive an immediate single sum payment. Such consent shall be made in a form and manner similar to that described in Section 8.3A(a).

          8.9   Direct Rollover Option.
                ----------------------

                (a) Beginning on January 1, 1993, a Participant or a Participant's surviving Spouse or an alternate payee under a qualified domestic relations order (as defined in section 414(p) of the Code) who is to receive an "eligible rollover distribution" (as defined in Subsection (c)) may elect to have the amount of such distribution transferred directly in a direct rollover to an "eligible retirement plan" (as defined in Subsection (d)).

                (b) A Participant, surviving Spouse, or alternate payee who is to receive an eligible rollover distribution may choose to have part of the distribution transferred directly in a direct rollover to an eligible retirement plan and to have the remainder paid to him.

                (c) (1) For the purpose of this Section, an "eligible rollover distribution" shall mean a distribution from the Plan that is a single sum payment or one of the payments in a series of installment payments made at least annually over a period of less than 10 years. The dollar amount of an eligible rollover distribution shall not include the portion of such distribution that is a required minimum distribution under section 401(a)(9) of the Code or the portion of such distribution that consists of Voluntary or Required Contributions, but shall include earnings on such contributions.

                     (2) No amount that is distributed to a Highly Compensated Employee to prevent a violation of the ACP Test or the ADP Test shall be an eligible rollover distribution. Similarly, no amount that is distributed to prevent a violation of the dollar limit on employee before-tax contributions under section 402(g) of the Code shall be an eligible rollover distribution.

                (d) For the purpose of this Section, an "eligible retirement plan" shall mean:

                     (1) in the case of a Participant or an alternate payee, one of the following: an individual retirement account or an individual retirement annuity, a qualified trust if it is part of a defined contribution plan, or an annuity plan described in section 403(a) of the Code;

                     (2) in the case of a Participant's surviving Spouse, an individual retirement account or an individual retirement annuity.

                (e) (1) Within a reasonable period of time before an eligible rollover distribution is to be made, the Recordkeeper shall provide to the Participant or surviving Spouse or alternate payee an explanation of his right to elect a direct rollover and the federal tax withholding consequences to him if he does not elect a direct rollover.

                     (2) A Participant or surviving Spouse or alternate payee who elects a direct rollover must provide all information that may be required to complete the direct rollover.

                     (3) A Participant or surviving Spouse or alternate payee who is entitled to elect a direct rollover with respect to all or any portion of a distribution from the Plan but who does not make any election shall be deemed to have rejected the direct rollover option.

          8.10  Payment of Stock.  Distribution of benefits shall normally be
                ----------------
made in cash. However, a Participant who has elected to receive a single-sum payment may request, in the manner and at the time prescribed by the
Recordkeeper:

                (a) to receive his interest in the Stock Fund in the form of whole shares of IKON Stock, with cash for fractional shares, and/or

                (b) to receive his interest in the Unisource Stock Fund in the form of whole shares of Unisource Stock, with cash for fractional shares.

          8.11  Payment of Georgia-Pacific Stock.  Distribution shall normally
                --------------------------------
be made in cash. However, a Participant who has elected to receive a single-sum payment may request, in the manner and at the time prescribed by the Recordkeeper, to receive his interest in the Georgia-Pacific Stock Fund in the form of whole shares of stock, with cash for fractional shares.

          8.12  Annuity Contracts.  At the direction of the Administrator,
                -----------------
benefits payable in annuity form may be provided by an annuity contract purchased from an insurance company. The terms of such annuity contract shall prohibit the cash surrender of the annuity contract and shall make the payments due under the annuity contract nonassignable. The distribution of such annuity contract shall be in complete discharge of the Plan's liability to the Participant accepting the annuity contract.

                                  ARTICLE IX

                                    VESTING
                                    -------

9.1  Nonforfeitable Amounts.
     ----------------------

                (a) A Participant who is employed by an Employer or an Affiliated Company when he attains Retirement Age, suffers a Total Disability, or dies shall immediately become fully vested in his Employer Account, to the extent that he is not already fully vested in his Employer Account in accordance with the following Subsections.

                (b) Except as provided in the following Subsections, a Participant shall be vested in his Employer Account in accordance with the following schedule:

            Years of
         Vesting Service                     Percent Vested
         ---------------                     --------------

         less than 2 years                      0 percent
                   2 years                     25 percent
                   3 years                     50 percent
                   4 years                     75 percent
                   5 years                    100 percent


                (c) A Participant who has at least one Hour of Service on or after January 1, 1989 and who also has at least one Hour of Service before January 1, 1989 shall be vested in his Employer Account in accordance with the vesting schedule set forth in the Plan as in existence on December 31, 1988 unless and until the vesting schedule set forth in Subsection (b) provides more rapid vesting for such Participant.

                (d) A Participant who has at least one Hour of Service on or after October 1, 1995 and who also has at least three years of Vesting Service as of September 30, 1995 under a Prior Plan may elect to be vested in his Employer Account in accordance with the vesting schedule of the Prior Plan in which he participated. Such an election must be made by the latest of:

                     (1) 60 days after the date on which this amended and restated Plan is adopted;

                     (2) 60 days after October 1, 1995 (the Effective Date of this amended and restated Plan); or

                     (3) 60 days after the Participant is issued written notice of the new vesting schedule set forth in this Section 9.1 by the Employer or the IKON Committee.

                (e) A Participant shall at all times be one hundred percent (100%) vested in his After-Tax, Before-Tax, Money Purchase, Rollover, QMAC, and QNEC Accounts and all accounts transferred from a Prior Plan.

                (f) Effective October 1, 1995, a Participant shall be fully vested in his Employer Account if his employment with a division or subsidiary of IKON Office Solutions, Inc. (or any successor thereto) is terminated involuntarily on or before September 30, 1998 as a direct result of the business transformation of IKON Office Solutions, Inc.

                (g) Effective September 30, 1996, a Participant shall be fully vested in his Employer Account if his employment with a division or subsidiary of Unisource Worldwide, Inc. (or any successor thereto) is terminated involuntarily on or before September 30, 1998 as a direct result of the continued restructuring of Unisource Worldwide, Inc.

          9.2   Vesting Service.
                ---------------

                (a) An employee shall earn a year of Vesting Service for each calendar year during which he is credited with 500 or more Hours of Service.
For the purpose of determining an employee's Vesting Service, Hours of Service shall be credited on an equivalency basis. Each employee shall be credited with 190 Hours of Service for each month of employment with the Employer or an Affiliated Company.

                (b) Beginning on August 5, 1993, an employee shall be credited with Hours of Service toward a year of Vesting Service for any period during which he is absent from work on unpaid leave under the Family and Medical Leave Act of 1993.

          9.3   Treatment of Terminated Vested Participant.
                ------------------------------------------

                (a) If a terminated vested Participant's vested interest in his Accounts is valued at $3,500 or less, the vested portion of the Accounts shall be distributed in a single-sum payment, as follows:

                     (1) The Participant shall have the right to elect a direct rollover in accordance with Section 8.9 if his distribution is an "eligible rollover distribution" (as defined in Section 8.9(c)). The Recordkeeper shall provide the Participant with a notice of his right to elect a direct rollover, and the Participant shall then have 90 days in which to elect a direct rollover.

                    (2) If the Participant does not elect a direct rollover within his 90-day election period (or if his distribution is not an eligible rollover distribution), the vested portion of his Accounts shall immediately be distributed to him in a single-sum payment.

               (b) If a terminated vested Participant's vested interest in his Accounts is valued at more than $3,500, the vested portion of his Accounts shall be distributed to him pursuant to Article VIII as if he had continued employment until age 62. However, the Recordkeeper shall make distribution to the Participant earlier than his 62nd birthday if the Participant requests earlier distribution .

          9.4  Break in Service.
               ----------------

               (a) An employee shall incur a Break in Service if he is credited with fewer than 500 Hours of Service during the 12-month period of any Plan Year.

               (b) If an employee is absent from work by reason of pregnancy, childbirth, or adoption, or for purposes of the care of his child immediately after birth or adoption, he shall be credited, solely for purposes of forestalling a Break in Ser-vice, with the Hours of Service with which he would have been credited but for the absence; or, if such hours cannot be determined, with eight Hours of Service per normal workday. The total number of hours to be treated as Hours of Service under this Subsection shall not exceed 501. The hours described in this Subsection shall be credited either in the Plan Year in which the absence from work begins, if the employee would be prevented from incurring a Break in Service in that Plan Year because the period of absence is treated as Hours of Service under this Subsection, or, in any other case, in the Plan Year immediately following the one in which the absence from work begins.

          9.5   Forfeitures.  If a Participant is not reemployed by an Employer
                -----------
or an Affiliated Company before the end of the Plan Year in which occurs the earlier of

                (a) the date on which he receives a distribution under this Article, or

                (b) the date he incurs a Break in Service, his Employer Account shall be closed as of the end of such Plan Year.

          The non-vested amounts held in the closed Account shall be forfeited, and the Employer that last employed the Participant shall use the forfeiture in the future as Matching Contributions.

          9.6   Deemed Cash-Out.  A Participant who terminates his employment
                ---------------
with all Employers and Affiliated Companies before he is vested in his Employer Account shall be deemed to have received a complete distribution of his Employer Account on the date on which his other Accounts are distributed to him (or, if he has no other Accounts, on the day after his employment terminates). His Employer Account shall then be closed and forfeited, as provided in Section 9.5. If he is subsequently reemployed by an Employer or an Affiliated Company before he incurs five consecutive Breaks in Service, his Employer shall immediately contribute to his new Employer Account an amount equal to the amount forfeited from his previous Account.

          9.7   "Buy-Back" Provision.
                --------------------

                (a) If a terminated Participant who has a vested interest in his Employer Account receives a distribution under this Article before he incurs five consecutive Breaks in Service, his Employer Account shall be closed and the non-vested amount in it shall be forfeited, as provided in Section 9.5. If he is subsequently reemployed by an Employer or an Affiliated Company, and if he repays the full amount of the distribution he received (as provided in Subsection (b)), his Employer shall immediately contribute to his new Employer Account an amount equal to the amount forfeited from his previous Account.

                (b) Repayment of an amount previously distributed must be made in cash or in IKON Stock before the earlier of (1) the end of the Plan Year in which the Participant incurs his fifth consecutive Break in Service or (2) the fifth anniversary of the Participant's date of reemployment.

                (c) Any amount repaid under this Section shall be credited to the reemployed Participant's new Employer Account. No portion of a repayment shall be subject to the ACP Test or the ADP Test.

          9.8   Effect of Break in Service.  A Participant who incurs a Break in
                --------------------------
Service and who is then reemployed by an Employer or an Affiliated Company shall have his pre-break and post-break Vesting Service aggregated hereunder if:

                (a)  he has a vested interest in his Employer Account, or

                (b) (1) he does not have a vested interest in his Employer Account and (2) the number of his consecutive Breaks in Service is less than the greater of (A) the number of years of Vesting Service he had accrued prior to his Break in Service or (B) five.

          In any other case, a Participant shall receive no credit for his pre-break Vesting Service.

          9.9   Effect of Post-Break Vesting Service.
                ------------------------------------

                (a)  For Plan Years beginning on or after January 1, 1985,

                     (1) if the number of a Participant's consecutive Breaks in Service is equal to or greater than five, the Participant's post-break Vesting Service shall not increase the vesting percentage (if any) in that part of his Employer Account accrued prior to his Break in Service; or

               (2) if the number of a Participant's consecutive Breaks in Service is less than five, the Participant's post-break Vesting Service shall increase the vesting percentage in that part of his Employer Account accrued prior to his Break in Service, including amounts restored on the repayment of prior distributions under Section 9.7.

               (b) For Plan Years beginning before January 1, 1985, the Participant's post-break Vesting Service shall not increase the vesting percentage (if any) in that part of his Employer Account accrued prior to his Break in Service.

                                   ARTICLE X

                                ADMINISTRATION
                                --------------

10.1 Administrator.
     -------------
               (a) The Administrator of the Plan shall be the person(s) from time to time appointed to that position by the Board of Directors. The Administrator shall be responsible for the general administration of the Plan under the policy guidance of the IKON Committee. The Administrator may be in the employ of IKON and may be a member of the IKON Committee or a Trustee. The Administrator shall receive no special or additional compensation, other than reimbursement of expenses, for his service as Administrator.

               (b) The Administrator shall have all powers necessary to administer the Plan in accordance with its terms and applicable law, and shall also have discretionary authority to determine eligibility for participation or benefits and to construe the terms of the Plan. Any construction, interpretation, or application of the Plan by the Administrator (or the IKON Committee with regard to appeals under Section 10.6) shall be final, conclusive, and binding on all persons.

          10.2 Duties and Powers of IKON Committee.  In addition to the duties
               -----------------------------------
and powers described elsewhere herein, the IKON Committee shall have the following special duties and powers:

               (a) to enact uniform and nondiscriminatory rules, regulations, and procedures to carry out the provisions of the Plan;

               (b)  to decide appeals under Section 10.6; and

               (c) to retain such consultants, accountants, actuaries, and attorneys as may be deemed necessary or desirable to render statements, reports, and advice with respect to the Plan and to assist the Administrator in complying with all applicable rules and regulations affecting the Plan. Any consultants, accountants, or attorneys may be the same as those retained by IKON or another Employer.

          10.3 Duties and Powers of Administrator.  In addition to the duties
               ----------------------------------
and powers described elsewhere herein, the Administrator shall have the following specific duties and powers:

               (a) to enact uniform and nondiscriminatory rules, regulations, and procedures to carry out the provisions of the Plan;

               (b) to resolve questions or disputes relating to eligibility for benefits or the amount of benefits under the Plan;

               (c) to conduct the day-to-day administration of the Plan subject to the control and guidance of the IKON Committee;

               (d)  to interpret the provisions of the Plan;

               (e) to set uniform policies in order that the Plan may be operated in a nondiscriminatory manner;

               (f)  to evaluate administrative procedures;

               (g) to appoint, at the Administrator's discretion, an administrative committee; and

               (h) to delegate such duties and powers as the Administrator shall determine from time to time to any person or persons, including the IKON Committee.

          10.4 Functioning of Administrator.  The Administrator and the IKON
               ----------------------------
Committee shall keep accurate records and minutes of meetings, interpretations, and decisions. The IKON Committee shall act by majority vote of the members, and such action shall be evidenced by a written document.

          10.5 Adverse Determinations.
               ----------------------
               (a) If at any time the Administrator makes a determination adverse to a Participant or any other claimant with respect to a written claim for benefits or participation under the Plan (including a withdrawal request), the Administrator shall notify the claimant in writing of such determination, setting forth:

                    (1)  the specific reason(s) therefor,

                    (2) the reference to the specific provision(s) hereof on which such determination is based,

                    (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

                    (4) an explanation of the rights and procedures set forth in this Section.

               (b) The Administrator's written decision shall be forwarded to the claimant within 90 days of the Administrator's receipt of the claim; provided, however, that in special circumstances the Administrator may extend the response period for up to an additional 90 days, in which event the Administrator shall notify the claimant in writing of the extension and shall specify the reason(s) for the extension.

          10.6 Appeal from Adverse Determination.
               ---------------------------------

               (a) A Participant or any other claimant who receives notice of an adverse determination by the Administrator with respect to his claim may himself or through his duly authorized representative request a review of the adverse determination by the IKON Committee. Such a request must be in writing and must be made within 60 days of receipt of the notice of the adverse determination. The claimant or his duly authorized representative shall also have the right to review pertinent documents and to submit issues and comments with respect to the controversy to the IKON Committee in writing.

               (b) The IKON Committee shall render a decision, in writing, within 60 days of receipt of a request for review. The IKON Committee's decision shall set forth the specific reason(s) for the decision reached and the specific provisions of the Plan on which the decision is based. A copy of such decision shall be delivered to the Participant or other claimant and shall be maintained in the records of the IKON Committee. In special circumstances, the IKON Committee may extend the 60-day response period for up to an additional 60 days, in which event written notice of the extension shall be sent to the claimant prior to the commencement of the extension.

          10.7 Deemed Denials.  If for any reason the written notice of adverse
               --------------
determination described in Section 10.5 is not furnished within 90 days of the Administrator's receipt of a claim for benefits or participation, the claim shall be deemed to be denied. Likewise, if for any reason the written decision on review described in Section 10.6 is not furnished within the time prescribed, the claim shall be deemed to be denied on review.

          10.8 Qualified Domestic Relations Orders.
               -----------------------------------

               (a) The Administrator shall have the duty to determine whether any domestic relations order received by the Plan is a qualified domestic relations order as defined in section 414(p) of the Code. To the extent provided in any domestic relations order which is found to be a qualified domestic relations order (as defined in the Code), the former Spouse of a Participant shall be treated as a surviving Spouse for purposes of this Plan, and any other Spouse of the Participant shall not be treated as a Spouse of the Participant.

               (b) If so ordered by a court of competent jurisdiction, a domestic relations order shall not fail to be a qualified domestic relations order pursuant to section 414(p) of the Code even if the order requires payments to be made to an alternate payee (as defined in section 414(p)(8) of the Code) prior to (1) the Participant's earliest retirement age (as defined in section 414(p)(4)(B) of the Code) or (2) any date on which the Participant would be entitled to a Plan withdrawal or distribution.

          10.9 Indemnification.  The Administrator and each member of the IKON
               ---------------
Committee shall be indemnified by IKON against expenses (other than amounts paid in settlement to which IKON does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his performance of administrative functions and duties under the Plan, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of willful misconduct or gross negligence in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Administrator or IKON Committee member may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Administrator or IKON Committee member may be entitled pursuant to the by-laws of

IKON. The foregoing indemnification provisions shall not contravene applicable state law.

          10.10 Participant Approval.  To the extent provided in the Plan or in
                --------------------
Plan procedures adopted by the Administrator or the IKON Committee, a Participant may issue instructions or requests to the Recordkeeper by telephone. Any instructions or requests received by the Recordkeeper from a Participant by telephone shall be deemed to include the Participant's signature and shall constitute complete approval from the Participant for the Recordkeeper to proceed with the request or instructions.

                                  ARTICLE XI

                                   THE FUND
                                   --------

          11.1 Designation of Trustee.  IKON, by appropriate resolution of the
               ----------------------
Board of Directors, shall name and designate a Trustee and shall enter into a Trust Agreement with such Trustee. IKON shall have the power, by appropriate resolution of the Board of Directors, to amend the Trust Agreement, remove the Trustee, and designate a successor Trustee, all as provided in the Trust Agreement. All of the assets of the Plan shall be held by the Trustee for use in accordance with this Plan in providing for the benefits hereunder.

          11.2 Fund.
               ----
               (a) The contributions deposited by the Employers in the Fund in accordance with this Plan shall constitute a fund held for the benefit of Participants and their eligible beneficiaries under and in accordance with this Plan. Prior to the satisfaction of all liabilities under the Plan in the event of termination of the Plan, no part of the corpus or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of such Participants and beneficiaries (including necessary administrative costs), except as expressly provided hereafter in this Plan and in the Trust Agreement.

               (b) Notwithstanding Subsection (a), in the case of a contribution made by an Employer (1) as a mistake of fact;

or (2) for which a tax deduction is disallowed, in whole or in part, by the Internal Revenue Service; or (3) which is conditioned upon the qualification of the Plan under section 401(a) of the Code, and an application for determination is made to the Internal Revenue Service within the time prescribed by law, but a determination of qualification cannot be obtained, the Employer shall be entitled to a refund of said contributions.

               (c) Any refund of contributions described in Subsection (b) must be made (1) within one year after payment of a contribution made as a mistake of fact, or (2) within one year after disallowance of the tax deduction, to the extent of such disallowance, or (3) within one year of the date on which the initial qualification of the Plan is denied by the Internal Revenue Service, as the case may be.

          11.3 No Interest in Fund.  No person shall have any interest in or
               -------------------
right to any part of the assets or income of the Fund, except to the extent expressly provided in this Plan and in the Trust Agreement.

          11.4 Trustee.  The Trustee shall be a fiduciary with respect to
               -------
management and control of Plan assets held by it and shall have exclusive and sole responsibility for the custody and investment thereof in accordance with this Article XI and the Trust Agreement. The Trustee's accounts shall be audited annually by auditors selected by IKON.

          11.5 Investment Committee.  The Investment Committee shall be the
               --------------------
named fiduciary with respect to the investment of Plan assets and the selection of Investment Funds to which Participants may direct their accounts.

          11.6 Investment of Matching Contributions.
               ------------------------------------

               (a) Except as provided in Subsection (b) and in Section 11.13, the Trustee shall invest the Matching Contributions held by the Plan on behalf of a Participant in IKON Stock. IKON Stock acquired in the manner prescribed by this Plan shall be held by or for the Trustee.

               (b) (1) Subject to the provisions of Section 11.13, all Matching Contributions not invested in IKON Stock or Unisource Stock shall be held by the Trustee in Cash Equivalents. It is intended, however, that such contributions shall be held in Cash Equivalents only temporarily, pending the purchase of stock as provided below, or to eliminate fractional shares of stock, or pending a distribution to a Participant in cash.

                    (2) Due to the stock split that occurred when Unisource Worldwide, Inc. (a wholly-owned subsidiary of Alco) was spun off from Alco, Participants who began to participate in the Plan before January 1, 1997 shall have both Alco Stock and Unisource Stock in Employer Sub-Account C. Such Participants may transfer their interests in the Unisource Stock Fund out of the Unisource Stock Fund at any time, in accordance with Section 11.16.

               (c) The Trustee shall hold for future allocation any shares of IKON Stock which it decides to retain upon a Participant's withdrawal and any shares forfeited when an Employer Account is closed as provided in Section 9.5.

          11.7 Investment of Other Accounts.
               ----------------------------

               (a) Participants shall be permitted to direct the investment of their Accounts only with respect to the types of contributions and only to the extent specified in this Section.

               (b) In general, the Trustee shall invest a Participant's Accounts and income thereon in the Investment Funds selected by the Participant. However, a Participant may not select the Unisource Stock Fund as an investment option, and a Participant shall have no choice as to the investment of new Matching Contributions going into his Employer Sub-Account C, which shall be invested entirely in the Stock Fund.

               (c) Each Participant shall specify the percentage (in increments of one percent (1%)) to be invested in each Investment Fund he chooses. A Participant may change his choice(s) with respect to new contributions by giving prior notice to the Recordkeeper.

               (d) The amounts assigned by all Participants to each Investment Fund shall be commingled for investment purposes. Investments acquired in the manner prescribed by this Plan shall be held by or for the Trustee.

               (e) Effective January 1, 1994, no additional amounts may be invested in the Georgia-Pacific Stock Fund except (1) as allowed pursuant to Subsection (g) and (2) to the extent that a loan repayment represents a return of principal which had previously been invested in the Georgia-Pacific Stock Fund. Otherwise, no additional shares of Georgia-Pacific Stock may be purchased after December 31, 1993.

               (f) All interest, dividends, capital gains distributions, and other income received with respect to any shares of an Investment Fund credited to a Participant's Accounts shall be reinvested by the Trustee in additional shares of that Investment Fund and credited to the Participant's Accounts. Any dividends paid with respect to the Stock Fund or the Unisource Stock Fund shall be used to purchase additional shares of the stock of that Investment Fund, except as provided in Section 11.13.

               (g) The other provisions of this Section notwithstanding, the Trustee may hold assets of the Fund and make distributions from the Fund in the form of cash, without interest, if, for administrative purposes, it becomes necessary or practical to do so.

               (h)  Basic Contributions made pursuant to a deemed election under
Section 4.1(b) shall be invested in the Investment Funds selected by the Participant as specified in Subsections (b) and (c). If the Participant fails to direct the investment of these Basic Contributions, the Trustee shall invest such contributions in the Stable Value Fund.

          11.8 Valuation of Investment Funds.
               -----------------------------

               (a) (1) The amount in any Investment Fund debited or credited to the Accounts of a Participant shall be determined by the Recordkeeper on the basis of the Fair Market Value of that Investment Fund.

                    (2) If the Recordkeeper receives a Participant's request for a transfer, withdrawal, or distribution before 4:00 p.m. Eastern Time on a business day on which the New York Stock Exchange is open, the valuation of each Investment Fund shall be based on the Fair Market Value as of the close of that business day. Otherwise, the valuation shall be based on the Fair Market Value as of the close of the next business day on which the New York Stock Exchange is open.

                    (3) If the Recordkeeper receives a Participant's request for a loan before 4:00 p.m. Eastern Time on a business day on which the New York Stock Exchange is open, the valuation of each Investment Fund shall be based on the Fair Market Value as of the close of that business day. Otherwise, the valuation shall be based on the Fair Market Value as of the close of the next business day on which the New York Stock Exchange is open.

               (b)  For the purpose of making a distribution required under section 401(a)(9) of the Code to a Participant who is still employed, the Participant's Accounts shall be valued in accordance with
Section 8.4.

                (c) If the value of a Participant's Accounts at the time of a distribution is more than $3,500, the value of his Accounts at any later time shall be deemed to be more than $3,500 for purposes of determining whether the Participant's benefit may be cashed out.

          11.9  Purchase of IKON and Unisource Stock.
                ------------------------------------

                (a) Shares of IKON Stock and Unisource Stock shall be purchased by the Trustee out of funds held by the Trustee under the Plan on the open market or, to the extent allowed by law, from IKON or from other private parties.

                (b) Each purchase of IKON Stock and Unisource Stock shall be made at not more than the current Fair Market Value of the stock at the time the purchase is made. No commission shall be paid in connection with any purchase from a person who is a party in interest (as defined in section 3(14) of ERISA).

          11.10 Stock Rights, Stock Splits, and Dividends.  The Trustee in its
                -----------------------------------------
sole discretion may exercise or sell any rights to purchase any securities appertaining to shares of IKON Stock and Unisource Stock held by it, whether such shares are allocated to individual Accounts, or not; and in the event that such rights are exercised or sold, Participants' Accounts shall be appropriately credited. Securities received by the Trustee by reason of a stock split or stock dividend or other distribution shall be appropriately allocated to Participants' Accounts.

          11.11 Voting of IKON Stock.  The Trustee shall vote all shares of IKON
                --------------------
Stock in accordance with the directions of the Participants in whose Accounts the shares are held. Participants shall have the right to give such directions whether they are vested or not. The Trustee shall vote shares of IKON Stock for which no directions have been received in the same proportion as shares of IKON Stock for which directions have been received.

          11.12 Tender Offer.
                ------------

                (a) In the event that IKON Stock or Unisource Stock is the object of a tender offer pursuant to Regulation 14D of the Securities Exchange Act of 1934 (or any substantially similar federal or state statute or regulation), the Trustee shall not tender any shares of stock held by it unless it is instructed to tender the shares by the Participant for whom the shares are held.

                (b) The purchase by the tender offerer of any shares tendered by the Trustee shall be deemed to result in the withdrawal of the shares so purchased from the Participant's Account. However, no purchase of tendered IKON Stock or Unisource Stock shall be deemed to be a withdrawal from any Account prior to the time that a withdrawal from that Account may be made pursuant to the other terms of this Plan.

          11.13 Pre-Retirement Reinvestment Option.
                ----------------------------------

                (a) Each Participant who has attained age 55 has the right to direct that all or a portion of the IKON Stock Fund and/or Unisource Stock Fund that is attributable to Matching Contributions held in his Employer Sub-Account C be reinvested in the Investment Funds selected by the Participant. However, no Participant may select the Unisource Stock Fund as an investment option.

                (b) A Participant exercising his right under this Section shall convey the proper investment instructions to the Recordkeeper by telephone.

                (c) Separate records shall be maintained to reflect the portion of each Participant's Employer Sub-Account C which has been reinvested pursuant to this Section.

                (d) The value of IKON Stock and Unisource Stock in a Participant's Account shall be determined on the basis of Fair Market Value.

                (e) All elections and investment transfers under this Section shall be subject to any rules that may be prescribed by the Administrator.

          11.14 Liquidation of Georgia-Pacific Stock Fund.
                -----------------------------------------

                (a) All amounts invested in the Georgia-Pacific Stock Fund must be liquidated no later than December 31, 1995.

                (b) All liquidated amounts under this Section shall be reinvested in accordance with the Participant's directions under the terms of Section 11.7.

                (c) If a Participant fails to reinvest the portions of his Accounts that are invested in the Georgia-Pacific Stock Fund, then, as of December 31, 1995, at the direction of the Trustee, such amounts shall be reinvested in the fixed-income Investment Fund.

          11.15 Expenses of Plan.  Costs and expenses incurred in administering
                ----------------
the Plan (including the expenses of the Trustee, other administrative and legal expenses, and brokerage commissions) shall be paid by the Employers unless the Board of Directors or the IKON Committee directs that such costs and expenses shall be paid directly from the Fund.

          11.16 Transfer Out of the Unisource Stock Fund.
                ----------------------------------------

                (a) A Participant may at any time transfer all or a portion of his interest in the Unisource Stock Fund out of the Unisource Stock Fund. Once an amount has been transferred out of the Unisource Stock Fund, it may not be transferred back into the Unisource Stock Fund.

                (b) In the case of all Accounts and Sub-Accounts other than Employer Sub-Account C, an amount invested in the Unisource Stock Fund may be transferred to any other Investment Fund the Participant selects (including the Stock Fund).

                (c) The portion of a Participant's Employer Sub-Account C that is invested in the Unisource Stock Fund may be transferred only to the Stock Fund, and not to any other Investment Fund, if the Participant is not yet age 55 at the time of the transfer. Once the Participant has attained age 55, the portion of his Employer Sub-Account C that is invested in the Unisource Stock Fund may be transferred to any other Investment Fund the Participant selects (including the Stock Fund), in accordance with Section 11.13.

          11.17 Asset Transfer.  Effective January 1, 1997, assets equal to the
                --------------
Account balances of all Unisource Employees shall be transferred to the newly established Unisource Worldwide, Inc. Retirement Savings Plan. For the purposes of this transfer, the Accounts of Unisource Employees shall be valued as of December 31, 1996 in accordance with Section 11.8. The December 31, 1996 value of each Account shall be increased by income earned or reduced by losses incurred from January 1, 1997 to the date of the actual transfer of assets. All assets shall be transferred within 30 days after December 31, 1996.

                                  ARTICLE XII

                     AMENDMENT OR TERMINATION OF THE PLAN
                     ------------------------------------

12.1 Amendment.
     ---------

               (a) Each Employer reserves the right to terminate its participation in this Plan at any time by action of its board of directors or other governing body. Furthermore, the Plan may be amended or terminated at any time by written action of the Board of Directors. The Plan also may be amended by the IKON Committee, provided such amendment does not materially change the benefits or the formula by which benefits are determined under the Plan.

               (b) Each amendment to the Plan shall be in writing and shall be binding on each Employer. No amendment shall have the effect of retroactively depriving Participants of benefits already accrued under the Plan.

               (c) Any amendment of the Plan shall become effective as of the date designated by the Board of Directors, or, if appropriate, the IKON Committee. Except as provided in Section 11.2, it shall be impossible for any part of the corpus or income of the Fund to be used for or diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries.

          12.2  Termination.  The Plan and the Fund forming part of the Plan may
                -----------
be terminated, or contributions may be completely discontinued, by IKON at any time by action of the Board of Directors. In the event of a termination, a partial termination, or a complete discontinuance of contributions, or in the event that the Employer is dissolved, liquidated, or adjudicated a bankrupt, the interests of the affected Participants, their estates, and their beneficiaries shall be fully vested. Unless there is a successor plan (as defined in Treas. Reg. (S)1.401(k)-1(d)(3)), distributions shall be made in cash or in property or in any combination of cash and property. When all assets have been paid out by the Trustee, the Fund shall cease.

          12.3  Merger.
                ------

                (a) The Plan shall not be merged with or consolidated with, nor shall its assets be transferred to, any other qualified retirement plan unless each Participant would receive a benefit after such merger, consolidation, or transfer (assuming the Plan then terminated) which is of actuarial value equal to or greater than the benefit he would have received from his Accounts if the Plan had been terminated on the day before such merger, consolidation, or transfer.

                (b) No amounts shall be transferred to this Plan which would cause the Plan to be a direct or indirect transferee of a plan to which the survivor annuity requirements of sections

401(a)(11) and 417 of the Code apply, except as provided in Section 6.7.

                                 ARTICLE XIII

                         WITHDRAWALS DURING EMPLOYMENT
                         -----------------------------

          13.1  Withdrawals from After-Tax Account.  Subject to the spousal
                ----------------------------------
consent rules of Section 13.11, a Participant may at any time withdraw all or any portion of his After-Tax Account other than Sub-Account C.

          13.2  Withdrawals from Employer Account. Subject to the spousal
                ---------------------------------
consent rules of Section 13.11:

                (a)  A Participant who has participated in the Plan (or a Prior
Plan) for at least five years may withdraw all of any portion of his vested interest in his Employer Account, including earnings. A Participant who has not participated in the Plan (or a Prior Plan) for five years may withdraw all or any portion of only those amounts of his vested interest in his Employer Account which have been held by the Plan (or a Prior Plan) for at least two full Plan Years.

                (b) After he has attained age 59 1/2, a Participant may at any time withdraw all or any portion of his Employer Account.

                (c) In the event of hardship, a Participant may at any time withdraw all or any portion of his vested interest in his Employer Account under
Section 13.8.

          13.3  Withdrawals from Before-Tax Account.  Except as provided in
                -----------------------------------
Section 13.8, a Participant may not withdraw any portion of his Before-tax Account until he has attained age 59 1/2. After he has attained age 59 1/2 and subject to the spousal consent rules of Section 13.11, a Participant may at any time withdraw all or any portion of his Before-Tax Account.

          13.4  Withdrawals from Rollover Account.  A Participant may at any
                ---------------------------------
time withdraw all or any portion of his Rollover Account.

          13.5  Withdrawals from Money Purchase Account.  A Participant shall
                ---------------------------------------
not be permitted to withdraw any portion of his Money Purchase Account under this Article.

          13.6  Withdrawals After Age 59 1/2.  Notwithstanding the provisions of
                ----------------------------
Section 13.7, upon a Participant's attainment of age 59 1/2, he may withdraw up to the total value of his Before-Tax, QMAC, and QNEC Accounts; provided, however, that any such withdrawal may be subject to the consent of the Participant's Spouse (as described in Section 13.11).

          13.7  Provisions Relating to Withdrawals.
                ----------------------------------

                (a) Requests for withdrawals under this Article shall be initiated by the Participant upon proper application to the Recordkeeper by telephonic communication. The Participant must complete and return any forms which the Recordkeeper or Administrator determine are needed in order to process a withdrawal.

                (b) A Participant must make withdrawals in the following order of priority: (1) his After-Tax Account (other than Sub-Account C); (2) his Rollover Account; (3) his Employer Account; and (4) his Before-Tax Account.

                (c) A Participant may not replace any portion of his Accounts withdrawn under this Article.

          13.8  Hardship Withdrawals.
                --------------------

                (a) The hardship withdrawal rules described in this Section are effective on October 1, 1995; until that date, the hardship withdrawal rules described in the Plan as amended and restated effective January 1, 1994, shall continue in effect.

                (b) In the event of unusual hardship as presented in writing to, demonstrated to the satisfaction of, and specifically approved by the Administrator, a Participant may (1) withdraw any amount from his After-Tax Account (other than Sub-Account C), (2) withdraw any amount from his Rollover Account, (3) withdraw all or any portion of his vested interest in his Employer Account, and (4) withdraw from his Before-Tax Account an amount not greater than his Basic and Supplemental Contributions not previously withdrawn plus earnings thereon credited as of December 31, 1988.

                (c) A withdrawal in the case of unusual hardship shall be permitted only if:

                    (1) the Administrator determines that in light of an immediate and heavy financial need of the Participant the withdrawal is necessary for:

                         (A)  the payment of medical expenses described in
section 213(d) of the Code and incurred by the Participant, his Spouse, or any of the Participant's dependents (as defined in section 152 of the Code), or payment of amounts necessary for such individuals to obtain such medical care, so long as such expenses are ineligible for reimbursement by an insurance carrier;

                         (B)  costs directly related to the purchase (excluding
mortgage payments) or payment for construction or substantial rehabilitation of a principal residence for the Participant, with "substantial rehabilitation" defined as renovations or repairs of a non-cosmetic nature that are required to establish or maintain the habitability of a primary residence;

                         (C)  the payment of tuition, related educational fees,
and room and board expenses for up to the next 12 months of post-secondary education for the Participant or his Spouse or any of his children or dependents;

                         (D)  payments to prevent the eviction of the
Participant from his principal residence or to prevent foreclosure on the mortgage of his principal residence;

                         (E)  the payment of tax levies assessed by federal,
state, or local taxing authorities, including interest and penalties assessed thereon, or excise taxes;

                         (F)  the payment of funeral expenses for a
Participant's Spouse, dependents, parents, or other immediate family members;

                         (G)  the payment of medically-related travel expenses
which are tax-deductible under section 213(d) of the Code for a Participant, his Spouse, or his dependents;

                         (H)  the payment of expenses incurred under such other
circumstances or because of such other events as may be prescribed by the Secretary of the Treasury; and

                    (2) the Participant represents on forms provided by the Administrator (A) that the amount of the withdrawal does not exceed that amount required to meet the immediate financial need created by the hardship and (B) that the financial need cannot be satisfied from other resources reasonably available to the Participant, and the Administrator finds that it may reasonably rely upon the Participant's representation and does not have actual knowledge of facts to the contrary.

          For this purpose, a Participant's financial need cannot reasonably be satisfied from other resources such as a loan from the Plan if the effect would be to increase the amount of the need.

                (d) The amount of a hardship withdrawal shall automatically be increased by twenty-five percent (25%) in order to pay federal income tax withholding attributable to the hardship withdrawal.

                (e) The provisions of this Section shall be applied in a uniform and nondiscriminatory manner.

          13.9  Special Withdrawals.  A Participant may withdraw the total value
                -------------------
of his Accounts in a single sum after a determination by the Administrator that one of the following events has occurred:

                (a) the termination of the Plan, where there is no successor plan (as defined in Treas. Reg. (S)1.401(k)-1(d)(3));

                (b) the sale by an Employer of substantially all of its assets used in a trade or business, if the Participant making the withdrawal begins employment with the corporation acquiring such assets; or

                (c) the sale by an Employer of its interest in a subsidiary, if the withdrawal is made by a Participant who continues employment with such subsidiary.

          13.10 Withdrawal of Pledged Amount. No amount that is security for a
                ----------------------------
loan under Article XIV may be withdrawn.

          13.11 Spousal Consent. To the extent that any amount to be withdrawn
                ---------------
consists of amounts held in a DCP Account, and a married Participant applies for a withdrawal from the Plan of such amounts, the Participant and his Spouse shall execute and deliver to the Recordkeeper a written statement acknowledging (a) that the Spouse consents to the withdrawal and (b) that they understand that the withdrawal will reduce the amount of benefits that will later be payable to the Participant and/or the Spouse under the Plan. Such statement shall be made in a form and manner similar to that described in Section 8.3A(a). In any other case, spousal consent to a withdrawal shall not be required.

          13.12  Amount and Payment of Withdrawals.
                 ---------------------------------

                 (a) The maximum amount available for withdrawal from any Account shall be determined on the basis of the Fair Market Value of the Account as of the Valuation Date coincident with or immediately preceding the date on which the withdrawn amount is paid to the Participant.

                 (b) In general, a withdrawal from a given Account or Sub-Account shall be paid pro-rata from the various Investment Funds in which that Account or Sub-Account is invested. However, in the case of a non-hardship withdrawal, a Participant may elect to have the withdrawal paid entirely from the Unisource Stock Fund.

                 (c) Hardship withdrawals under Section 13.8 shall be paid to a Participant in cash, in a single sum. All non-hardship withdrawals shall be paid in cash, except as provided in Subsection (d).

                 (d) Non-hardship withdrawals from amounts invested in the Stock Fund or the Unisource Stock Fund shall be paid in cash or in stock, as the Participant elects. However, any portion of the amounts invested in Cash Equivalents in the Stock Fund or the Unisource Stock Fund, and amounts reinvested in accordance with Section 11.13, shall be paid in cash.

                                  ARTICLE XIV

                              LOANS FROM THE PLAN
                              -------------------


          14.1  Loan Program.
                ------------

                (a) The Trustee is authorized to establish a program under which assets of the Plan may be loaned to certain Participants and beneficiaries of deceased Participants. This loan program shall be administered by the Recordkeeper in accordance with the provisions of this Article and in accordance with any related documents describing procedures to be followed in the administration of the loan program which have been made a part of the Plan.

                (b) The Trustee shall not be liable for any act or omission of the Recordkeeper in its administration of the loan program except to the extent set forth in section 405 of ERISA.

                (c) The loan program authorized by this Article is effective on October 1, 1995.

                (d) Notwithstanding Subsection (c), for those Participants who participated in a Prior Plan and who took a loan under such plan, the loan shall continue to be governed by the terms of the Prior Plan as in effect on September 30, 1995, or, if later, the date such Prior Plan is merged with and into this Plan, except to the extent that such terms are contrary to the terms of this Plan.

          14.2  Persons Who May Borrow from the Plan.
                ------------------------------------

                (a) Except as provided in Subsections (b) and (c), all vested Participants and beneficiaries of deceased Participants who are "parties in interest," as that term is defined in section 3(14) of ERISA, shall be eligible to apply for loans from the Plan. When applying for a loan, a vested Participant or beneficiary shall agree, in writing, to comply with the Plan's procedures and obligations with respect to loans, including the enforceability of any personal installment note issued in accordance with Section 14.10.

                (b) If the Employer is an S Corporation, no shareholder-employee who owns more than five percent (5%) of the stock of an Employer shall be permitted to apply for a loan.

                (c) If the Recordkeeper, the Administrator, or any IKON Committee member knows that an individual otherwise eligible to apply for a loan has filed or is about to file for personal bankruptcy, and the personal bankruptcy matter has not been resolved, the individual in question shall not be permitted to apply for a loan (or, if he does apply, his loan application shall be turned down).

                (d) An individual who is eligible to apply for a loan from the Plan shall hereinafter be called a "Borrower."

          14.3  Accounts Available to Borrow.
                ----------------------------

                (a) A Borrower shall be able to borrow against his Accounts in the following order: (1) first his Before-tax

Account; (2) then his After-Tax Account (other than Sub-Account C); (3) then the vested portion of his Employer Account; (4) then his Rollover Account; (5) then his After-Tax Sub-Account C; and (6) finally, his Money Purchase Plan Account.

                (b) Amounts borrowed under the Plan shall be taken from the Accounts listed in Subsection (a) on a pro-rata basis from the Investment Funds.

          14.4  Application for and Approval of Loan.
                ------------------------------------

                (a) All applications for loans shall be made to the Recordkeeper by telephonic communication. In his application, the Borrower shall specify:

                    (1) the amount of the loan being requested, which shall not be less than the minimum loan amount set forth in Section 14.7(a); and

                    (2) the intended repayment period, which shall be a period authorized under Section 14.11(b).

                (b) The Recordkeeper shall rule upon loan applications in a uniform and nondiscriminatory manner, taking into consideration only those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans. In ruling on a loan application, the Recordkeeper shall not consider the Borrower's race, color, religion, sex, age, or national origin, but may consider his creditworthiness, collateral, and financial need.

                (c) The Recordkeeper shall not approve any loan which would exceed the maximum amount described in Section 14.7(b). The Administrator may approve a loan of less than the amount requested in a Borrower's application.

                (d) In no event shall a Borrower be permitted to have more than one loan from this Plan outstanding at any time.

                (e) If a request for a loan is approved, the loan proceeds shall be paid to the Borrower as of the Valuation Date coincident with or immediately following the date on which the loan is approved. Any fees or charges associated with the processing of the loan shall be paid by the Borrower. Upon approval of a loan request, the Recordkeeper shall issue to the Borrower a personal installment note in accordance with Section 14.10 (in substantially the form attached to and made a part of the Plan's loan procedures), which shall specify the terms and conditions of the loan.

                (f) If a request for a loan is denied, the Borrower may appeal the denial in the manner described in Section 10.6.

                (g) As provided in Section 14.2(c), an individual known to be filing for personal bankruptcy shall not be permitted to apply for a loan, or, if he does apply, his loan application shall be turned down.

          14.5  Consent.  To the extent that the Plan is a transferee of
                -------
benefits in a Prior Plan that are described in Section

4.6(d) or 12.3(b) with respect to a married Borrower, the Borrower and his Spouse shall execute and deliver to the Recordkeeper within the 90-day period ending on the Valuation Date as of which the loan proceeds are paid, a written statement acknowledging (a) that the Spouse consents to the loan and (b) that they understand that a default on the loan may reduce the amount of the benefits to be paid under the Plan. Such statement shall be made in a form and manner similar to that described in Section 8.3A(a).

          14.6  Accounts Attributed to Beneficiary.  For the purposes of this
                ----------------------------------
Article, the Accounts of a deceased Participant shall be deemed to belong to the beneficiary of that deceased Participant.

          14.7  Amount of Loan.
                --------------

                (a) The Administrator, in its discretion, shall establish a minimum loan amount, which shall be no more than $1,000.

                (b) The value of a Borrower's outstanding loans under this Plan and all other plans qualified under section 401(a) of the Code which are sponsored by the Employer and Affiliated Companies shall not exceed the lesser of:

                    (1) $50,000 reduced by the excess of (A) the highest outstanding loan balance during the 12 months before a new loan is made over (B) the outstanding loan balance on the date of the new loan, or

                    (2) fifty percent (50%) of the value of the Borrower's vested interest in the Plan, determined as of the Valuation Date as of which the loan proceeds are paid to the Borrower.

          14.8  Security for Loan.
                -----------------

                (a) Security for a loan granted pursuant to this Article must be at least equal to the proceeds of the loan and shall consist, unless the Administrator requests otherwise, of the personal installment note agreed to by the Borrower and held by the Plan in accordance with Section 14.10.

                (b) The amount which is borrowed for the loan shall be allocated first from the Borrower's Before-Tax Account, then from the Borrower's After-Tax Sub-Account C, then from his Money Purchase Plan Account, then from the vested portion of his Employer Account, then from his Rollover Account, then from his remaining After-Tax Account, and finally from his QMAC and QNEC Accounts.

                (c) To the extent that the Administrator determines that additional security is required, the additional security shall consist of such collateral as the Administrator and the Borrower mutually agree upon. The value and liquidity of any additional security shall be such that it may reasonably be anticipated that, in the event of default, the Plan will not lose principal and interest.

          14.9  Interest Rate.  The rate of interest to be charged on a given
                -------------
loan shall be set when the loan is made. The interest rate is the prime lending rate as published in the Wall Street Journal on the last Wednesday of the month
                         -------------------
plus one percent (1%).

          14.10 Installment Note.
                ----------------

                (a) Each loan shall be evidenced by a personal installment note issued to the Borrower following approval of the loan by the Recordkeeper on a form prescribed by the Administrator. Such note shall be an asset of the Accounts of the Borrower.

                (b) Each personal installment note shall specify the period of repayment, which shall be 12, 24, 36, 48, or 60 months from the Valuation Date as of which the loan proceeds are paid to the Borrower. However, if the purpose of the loan is to acquire a dwelling unit which is to be used as the principal residence of the Borrower, the period of repayment may be as long as, but shall not exceed, 180 months.

                (c) Each personal installment note shall specify the rate of interest being charged on the loan.

          14.11 Repayment of Loan.
                -----------------

                (a) All loans shall be repaid in equal installments through payroll deductions or, in the case of Participants on an unpaid leave, by monthly checks submitted to the Recordkeeper; provided, however, that payments shall be made at least quarterly. Substantially level amortization of each loan is required over the term of the loan.

                (b) A Borrower may repay all of the outstanding balance of a loan in a single sum at any time by notifying the Recordkeeper of his intent to do so and by forwarding to the Recordkeeper payment of all of the outstanding balance, plus interest accrued to the date of payment.

                (c) All loans from the Plan shall be nonrenewable.

                (d) The amount of principal and interest repaid by a Borrower shall be credited to that Borrower's Accounts as each repayment is made.

                (e) Payments shall be invested in the Investment Funds selected by the Participant at the time for new contributions being made to the Plan.

          14.12 Default on Loan.
                ---------------

                (a) Notwithstanding anything in this Plan to the contrary, in the event that

                    (1)  a loan is not repaid by the time the note matures;

                    (2) three consecutive months during which no payments of principal and/or interest are made;

                    (3)  the Borrower dies;

                    (4) the Plan ceases to constitute a qualified plan within the meaning of section 401(a) of the Code;

                    (5) except in the case of an unpaid leave of absence, where repayment of the loan is being accomplished by payroll deduction, the Borrower's employment with the Employer terminates for any reason, or the Borrower's compensation is discontinued;

                    (6)  the Borrower is placed or places himself in bankruptcy;

                    (7) any other event occurs which the Administrator, applying standards which would be used in a normal commercial setting by an entity in the business of making similar types of loans, judges to be an event of default or an event which may jeopardize the repayment of the loan, the full balance of the loan, plus accrued interest, shall immediately become due and payable unless the Administrator, in its sole discretion, waives the event of default and makes alternate arrangements to prevent the loss to the Plan of the balance of the loan, plus interest.

                (b) The Recordkeeper shall give written notice of an event of default described in Subsection (a) to the Borrower who has defaulted on his loan (or, in the case of default by death, to the estate of the Borrower). If the balance of the loan and accrued interest are not paid within 30 days after the date of such notice, the Recordkeeper shall be entitled to foreclose upon the Borrower's security immediately or at any later time it may select; provided, however, that the first consideration in selecting a date of foreclosure shall be to prevent disqualification of the Plan.

          14.13 Foreclosure.
                -----------

                (a) When the Recordkeeper forecloses upon a Borrower's security, it shall first reduce that Borrower's vested interest in the Plan by the lesser of (1) the full amount of the unpaid balance of the loan, plus accrued interest (determined as of the date of default), or (2) the entire portion of the Borrower's vested interest in the Plan which is security for the loan.

                (b) (1) Notwithstanding Subsection (a), in the case of a Borrower who is a Participant, the Recordkeeper shall in no event use that Borrower's Before-Tax, QMAC, or QNEC Accounts to reduce his indebtedness unless, as of the date of foreclosure, the Borrower has reached age 59 1/2, retired, terminated his employment with the Employer, or suffered a Total Disability, or is eligible to withdraw his Accounts because one of the events described in
Section 13.9 has occurred. This restriction shall not apply in the case of foreclosure upon the security of a Borrower who is the beneficiary of a deceased Participant.

                     (2) Notwithstanding Subsection (a), the Recordkeeper shall not use Matching or Employer Contributions which were allocated to the Borrower's Employer Account less than 24 months prior to the date of foreclosure to reduce that Borrower's indebtedness unless, as of the date of foreclosure, the Borrower has retired or terminated his employment with the Employer.

                (c) If foreclosing upon his vested interest in the Plan is not sufficient to discharge the Borrower's indebtedness, the Recordkeeper shall then foreclose upon the Borrower's other collateral (if any).

                (d) When the full amount of the unpaid balance of the loan, plus accrued interest, has been restored to the Plan, any portion of the Borrower's security which remains shall be released and shall no longer be security for any loan.

                (e) Foreclosing upon a Borrower's security shall not operate as a waiver of the rights of the Recordkeeper, the Employer, or the Plan to pursue additional means of preventing loss to the Plan in the event of default on a loan.

          14.14 Deemed Distribution. Notwithstanding the provisions of Article
                -------------------
VII, if a Borrower defaults on a loan and the Recordkeeper is entitled to foreclose upon the Borrower's security, the unpaid balance of the loan, plus accrued interest, shall be deemed to be immediately distributed to the Borrower. However, in the case of a Borrower to whom the consent rule of Section 14.5 applied at the time the loan was made, deemed distribution shall occur only if the spousal consent described in Section 14.5 was delivered to the Recordkeeper and the restrictions set forth in Section 14.13(b) are not applicable.

                                  ARTICLE XV

                              GENERAL PROVISIONS
                              ------------------

         15.1  No Employment Rights.  Neither the action of IKON in establishing
               --------------------
the Plan, nor any provisions of the Plan, nor any action taken by the Employers, the IKON Committee, or the Administrator, shall be construed as giving to any employee of an Employer the right to be retained in its employ, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

         15.2  Source of Benefits.  All benefits payable under the Plan shall be
               ------------------
paid or provided for solely from the Fund, and the Employers assume no liability or responsibility therefor.

         15.3  Governing Law.  This Plan shall be governed, construed, and
               -------------
administered under the laws of the Commonwealth of Pennsylvania, except to the extent preempted by ERISA.

         15.4  Spendthrift Clause.
               ------------------

               (a) No benefit payable at any time under this Plan and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or beneficiary, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, except for (1) an amount necessary to satisfy a federal tax levy made pursuant to section 6331 of the Code and (2) any benefit payable pursuant to a domestic relations order which is determined to be a qualified domestic relations order within the meaning of the Code.

               (b) Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void. No benefit shall in any manner be liable for or subject to the debts or liability of any Participant or beneficiary. If any Participant or beneficiary attempts to or does alienate or assign his benefit under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefit would devolve upon anyone else or would not be enjoyed by him, then the Administrator may terminate payment of such benefit and hold or apply it for the benefit of the Participant or beneficiary.

         15.5  Incapacity.  If the Administrator finds that any Participant or
               ----------
beneficiary to whom a benefit is payable hereunder is unable to take care of his affairs because of physical, mental, or legal incompetence, any payment due hereunder may (unless prior claim therefor has been made by a duly qualified guardian or other legal representative), in the discretion of the Administrator, be paid to the person or institution deemed by the Administrator to be maintaining or responsible for the maintenance of such Participant or beneficiary. Any such payment shall be deemed a payment for the account of the Participant or beneficiary and shall constitute a complete discharge of any liability therefor under the Plan.

         15.6  Participation by Affiliated Companies.
               -------------------------------------

               (a) With the prior consent of the Board of Directors, an Affiliated Company may adopt this Plan for its employees by action of its board of directors or other governing body. Each Affiliated Company that adopts the Plan shall execute a Joinder Agreement.


               (b) Each amendment to the Plan shall be binding on an Affiliated Company which has adopted the Plan, and, by its adoption of the Plan, the Affiliated Company shall be deemed to have appointed IKON, the IKON Committee, the Administrator, and the Trustee as its exclusive agents to exercise on its behalf all the power and authority conferred by the Plan and the Trust Agreement upon IKON, the IKON Committee, the Administrator, and the Trustee, respectively. The authority of IKON, the IKON Committee, the Administrator, and the Trustee to act as such agents shall continue until the Affiliated Company terminates its participation in the Plan and the benefits payable to Participants employed (or formerly employed) by the Affiliated Company have been distributed as provided herein.

               (c) An Affiliated Company may terminate its participation in the Plan at any time by action of its board of directors or other governing body. If the Affiliated Company ceases to be an Affiliated Company, it may no longer participate in the Plan.

         15.7  Severability of Provisions.  If any provision of this Plan is
               --------------------------
determined to be void by any court of competent jurisdiction, the Plan shall continue to operate, and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

         15.8  Headings.  Article and paragraph headings are supplied for
               --------
convenience only and shall not be construed as altering the text of the Plan in any way.

         15.9  Withholding.  The Recordkeeper and the Trustee shall have the
               -----------
right to withhold any and all federal, state, and local taxes which may be withheld in accordance with applicable law.

        15.10  Participant Statements.  At least annually, each Participant
               ----------------------
shall receive a statement showing information relating to the Investment Funds in which the Participant's Accounts are invested.

        15.11  Number; Gender.  Wherever required by context, the singular of
               --------------
any word used in this Plan shall include the plural and the plural may be read in the singular. Words used in the masculine shall be read and construed in the feminine where they would so apply.

                                  APPENDIX A

             ADP AND ACP TESTS AND RELATED LIMITS ON CONTRIBUTIONS
             -----------------------------------------------------

          A.1  Definitions.  The following definitions shall supplement those
               -----------
set forth in Article II of the Plan:

               (a)  "Excess Aggregate Contributions" shall mean, for a given
                     ------------------------------
Highly Compensated Employee, for a given Plan Year, the dollar amount by which the Matching Contributions made on behalf of the Highly Compensated Employee must be reduced for the Highly Compensated Employee's Individual Contribution Percentage to equal the highest permitted Individual Contribution Percentage for that Plan Year (as described in Section A.6(b)(3)).

               (b)  "Excess Contributions" shall mean, for a given Highly
                     --------------------
Compensated Employee, for a given Plan Year, the dollar amount by which the Highly Compensated Employee's Basic and Supplemental Contributions must be reduced for the Highly Compensated Employee's Individual Deferral Percentage to equal the highest permitted Individual Deferral Percentage for that Plan Year (as described in Section A.3(b)(3)).

               (c)  "Excess Deferral" shall mean the excess of (1) the amount of
                     ---------------
Basic and Supplemental Contributions plus any other elective deferrals (as defined in section 402(g)(3) of the Code) made in an individual's taxable year pursuant to the individual's election, over (2) the dollar limit in effect under sec-tion 402(g) of the Code for that taxable year (which was $9,500 for 1996).

               (d)  "Individual Contribution Percentage" shall mean the ratio
                     ----------------------------------
described in Section A.6(b).

               (e)  "Individual Deferral Percentage" shall mean the ratio
                     ------------------------------
described in Section A.3(b).

          A.2  Return of Excess Deferral.
               -------------------------

               (a) (1) If a Participant has an Excess Deferral in any taxable year, he may notify the Administrator of the Excess Deferral and request that all or a portion of such Excess Deferral be returned to him. His notification must be in writing and must be received by the Administrator by the March 1st after the taxable year of the Participant in which the Excess Deferral occurred.

                    (2) If a Participant has an Excess Deferral in any taxable year, taking into account only this Plan and any other cash or deferred arrangement(s) maintained by the Employers and Affiliated Companies, he shall be deemed to have notified the Administrator of the Excess Deferral, whether he does so in accordance with paragraph (1), or not.

                    (3) When the Administrator is notified of an Excess Deferral as described in paragraph (1) or (2), it shall direct the Trustee to distribute to the Participant either:

                         (A)  the amount of the Excess Deferral requested under
paragraph (1) (or, if less, the portion of such amount that does not exceed the amount of Basic and Supplemental Contributions made on behalf of the Participant for such year), plus any income attributable to such amount; or

                         (B)  the total amount of the Excess Deferral,
determined by taking into account only this Plan and any other cash or deferred arrangement(s) maintained by the Employers and Affiliated Companies, plus any income attributable to such amount.

                    (4) An Excess Deferral may be distributed in the taxable year in which it occurs or after the end of that taxable year, but shall in no event be distributed later than April 15th of the year after the year in which it occurs.

               (b) The Trustee shall determine the income attributable to an Excess Deferral using any reasonable method that does not violate section 401(a)(4) of the Code and is also used for allocating income to Participants' Accounts. Such method shall be applied consistently to all Excess Deferrals for a given taxable year. Income shall be allocated to an Excess Deferral solely for the taxable year in which the Excess Deferral occurs (or, in the case of an Excess Deferral that is distributed in the taxable year in which it occurs, for the period from the beginning of such taxable year to the date on which the Excess Deferral is distributed) and not for any period thereafter.

          A.3  Actual Deferral Percentage Test.
               -------------------------------

               (a) (1) The Administrator shall cause the ADP Test to be run as of the last day of each Plan Year and may also cause the ADP Test to be run at any time during the Plan Year. The Plan satisfies the ADP Test at a given point in time if it satisfies one of the two tests described below.

                         (A)  The Plan satisfies the ADP Test if the Actual
Deferral Percentage of the eligible Highly Compensated Employees for the Plan Year is not more than:

                              (i)  the Actual Deferral Percentage of the non-
highly compensated Eligible Employees for the preceding Plan Year, multiplied by

                              (ii) 1.25.

                         (B)  The Plan satisfies the ADP Test if:

                              (i)  the excess of (I) the Actual Deferral
Percentage of the eligible Highly Compensated Employees for the Plan Year, over
(II) the Actual Deferral Percentage of the non-highly compensated Eligible Employees for the preceding Plan Year, is not more than two percentage points, and

                              (ii) the Actual Deferral Percentage of the
eligible Highly Compensated Employees for the Plan Year is not more than the Actual Deferral Percentage of the non-highly compensated Eligible Employees for the preceding Plan Year, multiplied by 2.0.

                    (2) The "Actual Deferral Percentage of the non-highly compensated Eligible Employees for the preceding Plan Year" means the Actual Deferral Percentage for the group of individuals who were non-highly compensated Eligible Employees in the preceding Plan Year, regardless of the employment status of any individual in that group in the current Plan Year. Thus, the Actual Deferral Percentage of the non-highly compensated Eligible Employees is fixed as of the end of the preceding Plan Year and is not adjusted for any ensuing change in any individual's employment status.

               (b) (1) As provided in Section 2.4, the Actual Deferral Percentage for a specific group of Eligible Employees is the average (expressed as a percentage rounded to the nearer one-hundredth of one percent) of the Individual Deferral Percentages of the Eligible Employees in the group. For any Plan Year, an Eligible Employee's Individual Deferral Percentage is the ratio of:

                         (A)  the Eligible Employee's Basic and Supplemental
Contributions for that Plan Year, to

                         (B)  the Eligible Employee's pay for that Plan Year;
provided, however, that any pay attributable to a period before the Eligible Employee becomes a Participant shall not be taken into account.

                    (2) (A) For the purpose of determining the denominator of the Individual Deferral Percentage, an Eligible

Employee's "pay" shall be as defined under a definition of compensation which meets the requirements of section 414(s) of the Code and the regulations thereunder. An Eligible Employee's pay for any Plan Year (and, thus, the denominator of the Individual Deferral Percentage) shall not be more than the amount set by section 401(a)(17) of the Code, as adjusted for cost-of-living increases.

                         (B)  In the case of an Eligible Employee who is a
Highly Compensated Employee, the numerator of the Individual Deferral Percentage shall include any Excess Deferral made in the Plan Year. In the case of an Eligible Employee who is not a Highly Compensated Employee, the numerator shall not include any Excess Deferral.

                         (C)  At the election of the Administration, all or any
portion of the Qualified Matching Contributions and/or Qualified Nonelective Contributions allocated to an Eligible Employee for a given Plan Year may be included for that Plan Year in the numerator of the Individual Deferral Percentage, provided that such contributions satisfy the requirements of Treas. Reg. (S)1.401(k)-1(b)(5).

                         (D)  Qualified Matching Contributions and/or Qualified
Nonelective Contributions included in the numerator of the Individual Deferral Percentage shall in no event be included in the numerator of the Individual Contribution Percentage.

                    (3) (A) For a given Plan Year, the highest permitted Individual Deferral Percentage is the highest percentage of pay (as defined in paragraph (2)(A) above) that any Highly Compensated Employee could contribute to the Plan without causing the Plan to fail the ADP Test. This percentage shall be determined in accordance with Treas. Reg. (S)1.401(k)-1(f)(2).

                         (B)  The highest permitted Individual Deferral
Percentage applies only to Highly Compensated Employees; it does not apply to non-highly compensated Eligible Employees and shall not affect the contributions of non-highly compensated Eligible Employees in any way.

                    (4) If in any Plan Year a Highly Compensated Employee participates in this Plan and in any other cash or deferred arrangement(s) (as described in section 401(k) of the Code) maintained by an Employer or an Affiliated Company, then, in computing the Individual Deferral Percentage for such Highly Compensated Employee, this Plan and the other cash or deferred arrangement(s) shall be treated as one plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements with plan years ending with or within the same calendar year shall be treated as a single arrangement.

               (c) (1) In determining the Actual Deferral Percentage, the Administrator may treat this Plan and any other plan maintained by an Employer or an Affiliated Company which contains a cash or deferred arrangement as a single plan.

                    (2) If this Plan is treated, for purposes of section 401(a)(4) or 410(b) of the Code, as one plan with any other cash or deferred arrangement(s) maintained by an Employer or an Affiliated Company, this Plan and the other cash or deferred arrangement(s) shall be treated as one plan in determining the Actual Deferral Percentage.

                    (3) Plans that are aggregated under this Subsection must have the same plan year.

               (d) Subsections (b)(4) and (c) notwithstanding, cash or deferred arrangements that must be treated as separate arrangements to comply with Treas. Reg. (S)1.401(k)-1(b)(3) and (S)1.401(k)-1(g)(11)(ii)(B) shall in no event be aggregated.

          A.4  ADP Test -- Corrective Action.
               -----------------------------

               (a) If at any time before the end of a Plan Year the Administrator determines that the Plan does not satisfy the ADP Test, it may reduce the contribution rates (and, thus, the Individual Deferral Percentages) of one or more Participants who are Highly Compensated Employees so that the ADP Test is satisfied. The Administrator shall prescribe such reductions in a uniform and nondiscriminatory manner.

               (b) If the Administrator determines that the Plan does not satisfy the ADP Test, the Employers may make Qualified Nonelective Contributions and/or Qualified Matching Contributions on behalf of the Eligible Employees who are not Highly Compensated Employees, as provided in Appendix E.

               (c) If, in spite of any corrective action that has been taken, the Plan does not satisfy the ADP Test as of the last day of a given Plan Year, the Administrator shall return Excess Contributions as described in Section A.5.

          A.5  Return of Excess Contributions.
               ------------------------------

               (a) If the Plan does not satisfy the ADP Test as of the last day of a given Plan Year, the Administrator shall determine the total amount of Excess Contributions for that Plan Year. This figure shall be the sum of the Excess Contributions of all Highly Compensated Employees for the Plan Year. The total amount of Excess Contributions shall be apportioned among the Highly Compensated Employees in accordance with Subsection (c) and shall be distributed to the Highly Compensated Employees in accordance with Subsection (d).

               (b) The total amount of Excess Contributions shall be determined after determining the amount of Excess Deferrals, as reported to the Administrator in accordance with Section A.2, and before determining the total amount of Excess Aggregate Contributions.

               (c) Using the following leveling process, the Administrator shall apportion the total amount of Excess Contributions among the Highly Compensated Employees.

                    (1) First, Excess Contributions shall be set aside for the Highly Compensated Employee with the greatest dollar amount of Basic and Supplemental Contributions. The amount set aside for this Highly Compensated Employee shall be an amount which either:

                         (A)  equals the total amount of Excess Contributions,
or

                         (B)  reduces the Highly Compensated Employee's Basic
and Supplemental Contributions to the point at which they equal the Basic and Supplemental Contributions of the Highly Compensated Employee with the second greatest dollar amount of Basic and Supplemental Contributions.

                    (2) Next, Excess Contributions shall be set aside for the two Highly Compensated Employees who then have the greatest dollar amount of Basic and Supplemental Contributions. An equal amount shall be set aside for each of these Highly Compensated Employees, until:

                         (A)  the total set aside under paragraph (1) and this
paragraph equals the total amount of Excess Contributions, or

                         (B)  the Basic and Supplemental Contributions of the
two Highly Compensated Employees have been reduced to the point at which they equal the Basic and Supplemental Contributions of the Highly Compensated Employee with the third greatest dollar amount of Basic and Supplemental Contributions.

                    (3) Next, Excess Contributions shall be set aside for the three Highly Compensated Employees who then have the greatest dollar amount of Basic and Supplemental Contributions. An equal amount shall be set aside for each of these Highly Compensated Employees, until:

                         (A)  the total set aside under paragraphs (1) and (2)
and this paragraph equals the total amount of Excess Contributions, or

                         (B)  the Basic and Supplemental Contributions of the
three Highly Compensated Employees have been reduced to the point at which they equal the Basic and Supplemental Contributions of the Highly Compensated Employee with the fourth greatest dollar amount of Basic and Supplemental Contributions.

                    (4) This leveling process shall be repeated until the Administrator has apportioned the total amount of Excess Contributions for the Plan Year.

               (d) The Administrator shall direct the Trustee to distribute to each Highly Compensated Employee the amount of Excess Contributions set aside for him under Subsection (c), plus any income attributable thereto. Such amounts shall be distributed no later than the last day of the Plan Year following the Plan Year in which the Excess Contributions were contributed to the Plan.

               (e) The Trustee shall determine the income attributable to Excess Contributions using any reasonable method that does not violate section 401(a)(4) of the Code and is also used for allocating income to Participants' Accounts. Such method shall be applied consistently to all Excess Contributions for a given Plan Year. Income shall be allocated to Excess Contributions solely for the Plan Year in which the Excess Contributions are contributed to the Plan and not for any period thereafter.

          A.6  Actual Contribution Percentage Test.
               -----------------------------------

               (a) (1) The Administrator shall cause the ACP Test to be run as of the last day of each Plan Year and may also cause the ACP Test to be run at any time during the Plan Year. The Plan satisfies the ACP Test at a given point in time if it satisfies one of the two tests described below.

                         (A)  The Plan satisfies the ACP Test if the Actual
Contribution Percentage of the eligible Highly Compensated Employees for the Plan Year is not more than:

                              (i)  the Actual Contribution Percentage of the
non-highly compensated Eligible Employees for the preceding Plan Year, multiplied by

                              (ii) 1.25.

                         (B)  The Plan satisfies the ACP Test if:

                              (i)  the excess of (I) the Actual Contribution
Percentage of the eligible Highly Compensated Em-ployees for the Plan Year, over (II) the Actual Contribution Percentage of the non-highly compensated Eligible Employees for the preceding Plan Year, is not more than two percentage points, and

                              (ii) the Actual Contribution Percentage of the
eligible Highly Compensated Employees for the Plan Year is not more than the Actual Contribution Percentage of the non-highly compensated Eligible Employees for the preceding Plan Year, multiplied by 2.0.

                    (2) The "Actual Contribution Percentage of the non-highly compensated Eligible Employees for the preceding Plan Year" means the Actual Contribution Percentage for the group of individuals who were non-highly compensated Eligible Employees in the preceding Plan Year, regardless of the employment status of any individual in that group in the current Plan Year. Thus, the Actual Contribution Percentage of the non-highly compensated Eligible Employees is fixed as of the end of the preceding Plan Year and is not adjusted for any ensuing change in any individual's employment status.

               (b) (1) As provided in Section 2.3, the Actual Contribution Percentage for a specific group of Eligible Employees is the average (expressed as a percentage rounded to the nearer one-hundredth of one percent) of the Individual Contribution Percentages of the Eligible Employees in the group. For any

Plan Year, an Eligible Employee's Individual Contribution Percentage is the ratio of:

                         (A)  the Matching Contributions contributed on behalf
of the Eligible Employee for that Plan Year, to

                         (B)  the Eligible Employee's pay for that Plan Year;
provided, however, that any pay attributable to a period before the Eligible Employee becomes a Participant shall not be taken into account.

                    (2) (A) For the purpose of determining the denominator of the Individual Contribution Percentage, an Eligible Employee's "pay" shall be as defined under a definition of compensation which meets the requirements of section 414(s) of the Code and the regulations thereunder. An Eligible Employee's pay for any Plan Year (and, thus, the denominator of the Individual Contribution Percentage) shall not be more than the amount set by section 401(a)(17) of the Code, as adjusted for cost-of-living increases.

                         (B)  At the election of the Administrator, all or any
portion of the Basic and Supplemental Contributions, Qualified Matching Contributions and/or Qualified Nonelective Contributions made on behalf of an Eligible Employee in a given Plan Year may be included in the numerator of the Individual Contribution Percentage, provided that such contributions satisfy the requirements of Treas. Reg. (S)1.401(m)-1(b)(5).

                         (C)  Qualified Matching Contributions and/or Qualified
Nonelective Contributions included in the of the numerator of the Individual Contribution Percentage shall in no event be included in the numerator of the Individual Deferral Percentage.

                    (3) (A) For a given Plan Year, the highest permitted Individual Contribution Percentage is the highest percentage of pay (as defined in paragraph (2)(A) above) that could be contributed as Matching Contributions on behalf of any Highly Compensated Employee without causing the Plan to fail the ACP Test. This percentage shall be determined in accordance with Treas. Reg. (S)1.401(m)-1(e)(2).

                         (B)  The highest permitted Individual Contribution
Percentage applies only to Highly Compensated Employees; it does not apply to non-highly compensated Eligible Employees and shall not affect the contributions of non-highly compensated Eligible Employees in any way.

                    (4) If in any Plan Year a Highly Compensated Employee participates in this Plan and in any other plan(s) maintained by an Employer or an Affiliated Company to which matching contributions (as defined in section 401(m)(4)(A) of the Code) and/or voluntary employee contributions are made, then, in computing the Individual Contribution Percentage for such Highly Compensated Employee, all matching contributions and voluntary employee contributions shall be included in the numerator. If a

Highly Compensated Employee participates in two or more such plans that have different plan years, all plans with plan years ending with or within the same calendar year shall be treated as a single plan.

               (c) (1) In determining the Actual Contribution Percentage, the Administrator may treat this Plan and any other plan maintained by an Employer or an Affiliated Company to which matching contributions and/or voluntary employee contributions are made as a single plan.

                    (2) If this Plan is treated, for purposes of section 401(a)(4) or 410(b) of the Code, as one plan with any other plan(s) maintained by an Employer or an Affiliated Company to which matching contributions and/or voluntary employee contributions are made, this Plan and such other plan(s) shall be treated as one plan in determining the Actual Contribution Percentage.

                    (3) Plans that are aggregated under this Subsection must have the same plan year.

               (d) Subsections (b)(4) and (c) notwithstanding, plans (or portions of plans) that must be treated as separate plans to comply with Treas. Reg. (S)1.401(m)-1(b)(3) shall in no event be aggregated.

          A.7  ACP Test -- Corrective Action.
               -----------------------------

               (a) If at any time before the end of a Plan Year the Administrator determines that the Plan does not satisfy the

ACP Test, it may reduce the contribution rates (and, thus, the Individual Contribution Percentages) of one or more Participants who are Highly Compensated Employees so that the ACP Test is satisfied. The Administrator shall prescribe such reductions in a uniform and nondiscriminatory manner.

               (b) If the Administrator determines that the Plan does not satisfy the ACP Test, the Employers may make Qualified Matching Contributions and/or Qualified Nonelective Contributions on behalf of the Eligible Employees who are not Highly Compensated Employees, as provided in Appendix E.

               (c) If, in spite of any corrective action that has been taken, the Plan does not satisfy the ACP Test as of the last day of a given Plan Year, the Administrator shall dispose of Excess Aggregate Contributions as described in Section A.8.

          A.8  Disposition of Excess Aggregate Contributions.
               ---------------------------------------------

               (a) If the Plan does not satisfy the ACP Test as of the last day of a given Plan Year, the Administrator shall determine the total amount of Excess Aggregate Contributions for that Plan Year. This figure shall be the sum of the Excess Aggregate Contributions of all Highly Compensated Employees for the Plan Year. The total amount of Excess Aggregate Contributions shall be apportioned among the Highly Compensated Employees in accordance with Subsection
(c) and shall be disposed of in accordance with Subsection (d).

               (b) The total amount of Excess Aggregate Contributions shall be determined after (1) determining the amount of Excess Deferrals, as reported to the Administrator in accordance with Section A.2, and (2) determining the total amount of Excess Contributions.

               (c) Using the following leveling process, the Administrator shall apportion the total amount of Excess Aggregate Contributions among the Highly Compensated Employees.

                    (1) First, Excess Aggregate Contributions shall be set aside for the Highly Compensated Employee with the greatest dollar amount of Matching Contributions. The amount set aside for this Highly Compensated Employee shall be an amount which either:

                         (A)  equals the total amount of Excess Aggregate
Contributions, or

                         (B)  reduces the Highly Compensated Employee's
Matching Contributions to the point at which they equal the Matching Contributions of the Highly Compensated Employee with the second greatest dollar amount of Matching Contributions.

                    (2) Next, Excess Aggregate Contributions shall be set aside for the two Highly Compensated Employees who then have the greatest dollar amount of Matching Contributions. An equal amount shall be set aside for each of these Highly Compensated Employees, until:

                         (A)  the total set aside under paragraph (1) and this
paragraph equals the total amount of Excess Aggregate Contributions, or

                         (B)  the Matching Contributions of the two Highly
Compensated Employees have been reduced to the point at which they equal the Matching Contributions of the Highly Compensated Employee with the third greatest dollar amount of Matching Contributions.

                    (3) Next, Excess Aggregate Contributions shall be set aside for the three Highly Compensated Employees who then have the greatest dollar amount of Matching Contributions. An equal amount shall be set aside for each of these Highly Compensated Employees, until:

                         (A)  the total set aside under paragraphs (1) and (2)
and this paragraph equals the total amount of Excess Aggregate Contributions, or

                         (B)  the Matching Contributions of the three Highly
Compensated Employees have been reduced to the point at which they equal the Matching Contributions of the Highly Compensated Employee with the fourth greatest dollar amount of Matching Contributions.

                    (4) This leveling process shall be repeated until the Administrator has apportioned the total amount of Excess Aggregate Contributions for the Plan Year. The Administra-tor shall then direct the Trustee to dispose of Excess Aggregate Contributions as provided in Subsection (d).

               (d) A percentage of the Excess Aggregate Contributions set aside for a given Highly Compensated Employee under Subsection (c) shall be distributed to him, and the remainder shall be forfeited, as follows:

                    (1) The percentage to be distributed shall be equal to the Highly Compensated Employee's vested percentage (if any), determined in accordance with the vesting provisions of the Plan. This percentage of the Excess Aggregate Contributions set aside for the Highly Compensated Employee, plus any income attributable thereto, shall be distributed to him no later than the last day of the Plan Year following the Plan Year in which the Excess Aggregate Contributions were contributed to the Plan.

                    (2) The amount to be forfeited shall be the remainder of the Excess Aggregate Contributions set aside for the Highly Compensated Employee, plus any income attributable thereto.

               (e) Amounts forfeited under this Section shall be held in the Plan to pay administrative expenses of the Plan. To the extent that any amounts remain after payment of the administrative expenses of the Plan, such amounts shall be used as Matching Contributions.

               (f) The Trustee shall determine the income attributable to Excess Aggregate Contributions using any reason-able method that does not violate section 401(a)(4) of the Code and is also used for allocating income to Participants' Accounts. Such method shall be applied consistently to all Excess Aggregate Contributions for a given Plan Year.
Income shall be allocated to Excess Aggregate Contributions solely for the Plan Year in which the Excess Aggregate Contributions are contributed to the Plan and not for any period thereafter.

          A.9  Multiple Use Test.
               -----------------

               (a) (1) In addition to complying with the limitations imposed by other provisions of this Plan, the Plan must satisfy the "multiple use" test described in this Section. The Plan satisfies the multiple use test if the sum of the Actual Deferral Percentage of the eligible Highly Compensated Employees and the Actual Contribution Percentage of the eligible Highly Compensated Employees does not exceed the aggregate limit described in Subsection (b).

                    (2) For a given Plan Year, the Plan auto-matically satisfies the multiple use test unless the Plan both (A) satisfies the ADP Test by means of the test described in Section A.3(a)(2), and (B) satisfies the ACP Test by means of the test described in Section A.6(a)(2).

               (b) For the purposes of this Section, the aggregate limit for any Plan Year is the greater of the amounts described in paragraphs (1) and (2) below:

                    (1)  This amount is the sum of:

                         (A)  one hundred twenty-five percent (125%) of the
greater of:

                              (i)  the Actual Deferral Percentage of the non-
highly compensated Eligible Employees, or

                              (ii) the Actual Contribution Percentage of the
non-highly compensated Eligible Employees;

     and

                         (B)  two percentage points plus the lesser of:

                              (i)  the Actual Deferral Percentage of the non-
highly compensated Eligible Employees, or

                              (ii) the Actual Contribution Percentage of the
non-highly compensated Eligible Employees.

          In no event, however, shall the amount determined under this clause
(B) be more than twice the lesser of the Actual Deferral Percentage of the non-highly compensated Eligible Employees or the Actual Contribution Percentage of the non-highly compensated Eligible Employees.

                    (2)  This amount is the sum of:

                         (A)  one hundred twenty-five percent (125%) of the
lesser of:

                              (i)  the Actual Deferral Percentage of the non-
highly compensated Eligible Employees, or

                             (ii)  the Actual Contribution Percentage of the
non-highly compensated Eligible Employees;

     and

                         (B)  two percentage points plus the greater of:

                              (i)  the Actual Deferral Percentage of the non-
highly compensated Eligible Employees, or

                             (ii)  the Actual Contribution Percentage of the
non-highly compensated Eligible Employees.

          In no event, however, shall the amount determined under this clause
(B) be more than twice the greater of the Actual Deferral Percentage of the non-highly compensated Eligible Employees or the Actual Contribution Percentage of the non-highly compensated Eligible Employees.

               (c) For purposes of the multiple use test, the Actual Deferral Percentage and Actual Contribution Percentage of the eligible Highly Compensated Employees shall be determined after any corrective distributions of Excess Deferrals, Excess Contributions, and Excess Aggregate Contributions have been made. The Actual Deferral Percentage of the eligible Highly Compensated Employees shall be deemed to equal the highest permitted Individual Deferral Percentage for the Plan Year, and the Actual Contribution Percentage of the eligible Highly Compensated Employees shall be deemed to equal the highest permitted Individual Contribution Percentage for the Plan Year.

               (d) If the Plan does not satisfy the multiple use test as of the last day of a given Plan Year, the Actual Deferral

Percentage and, to the extent necessary, the Actual Contribution Percentage, of the eligible Highly Compensated Employees shall be reduced by the leveling process described in Sections A.5 and A.8.

         A.10  Disaggregation.
               --------------

               (a) Sections A.3, A.4, and A.5 (ADP Test), Sections A.6, A.7, and A.8 (ACP Test), and Section A.9 (multiple use test) shall be applied separately to the group of Eligible Employees who are covered by collective bargaining agreements and the group of Eligible Employees who are not covered by any collective bargaining agreement.

               (b) If for any Plan Year the Plan is disaggregated into component plans for purposes of coverage testing under section 410(b) of the Code, it shall be disaggregated in the same manner for purposes of Sections A.3, A.4, and A.5 (ADP Test), Sections A.6, A.7, and A.8 (ACP Test), and Section A.9 (multiple use test).

                                  APPENDIX B

                          LIMITS ON ANNUAL ADDITIONS
                          --------------------------

          B.1  General.  The provisions of this Appendix shall be effective
               -------
January 1, 1987 and shall be construed to comply with section 415 of the Code. The definitions in Sections B.2 and B.3 shall supplement those set forth in
Article II of the Plan.

          B.2  "Annual Additions" shall mean for any Participant the sum of:
                ----------------

               (a) Basic, Supplemental, Matching, Qualified Matching, and Qualified Nonelective Contributions, and any other Employer Contributions;

               (b)  the Participant's after-tax contributions; and

               (c) any forfeitures allocated for a given Limitation Year to the Participant's Accounts under this Plan and any other defined contribution plan(s) maintained by an Employer or a 50% Affiliated Company.

          Any excess amounts distributed to a Participant under Sections A.2, A.5, A.8, and A.9 of Appendix A shall be included in determining the amount of that Participant's Annual Additions for the Limitation Year for which such amounts are contributed to the Plan.

          Rollover Contributions shall not be included in determining the amount of a Participant's Annual Additions.

          B.3  "Limitation Year" shall mean the Plan Year or such other 12-month
                ---------------
period as may be designated by IKON.

          B.4  Maximum Allocation.
               ------------------

               (a) Notwithstanding anything in this Appendix to the contrary, a Participant's Annual Additions shall in no event exceed the lesser of (1) $30,000 (or, if greater, one-quarter of the dollar limitation in effect under section 415(b)(1)(A) of the Code) or (2) twenty-five percent (25%) of such Participant's Limitation Compensation for the Limitation Year.

               (b) If a Participant's Annual Additions would exceed the amount described in Subsection (a) for a reason described in the first paragraph of Treas. Reg. (S)1.415-6(b)(6), the Trustee shall dispose of the excess amount by taking one or both of the following steps:

                    (1) First, Basic and Supplemental Contributions shall be distributed to the Participant to the extent required to correct the amount of the Participant's Annual Additions, or until all Basic Contributions and Supplemental Contributions have been distributed. Income attributable to the excess Basic and Supplemental Contributions shall also be distributed to the Participant.

                    (2) Then, to the extent required to correct the amount of the Participant's Annual Additions and Matching Contributions shall be segregated and shall be held in a suspense account until the following Plan Year (or succeeding Plan Years), at which time the money shall be converted to Matching Contributions and allocated to the Participant's Employer Account; or, if the Participant is no longer participating in the Plan in the following Plan Year, the money in the suspense account shall be converted to Matching Contributions and allocated to the Employer Accounts of all Participants. Amounts held in the suspense account must be allocated to the fullest extent possible before the Employers or Participants may make any contributions for a Plan Year. Amounts held in the suspense account shall share in investment gains and losses of the Fund.

               (c) The provisions of this Subsection shall not apply on or after January 1, 2000. Until January 1, 2000, if in any Limitation Year a Participant in this Plan is also a participant in one or more defined benefit plans maintained by an Employer or a 50% Affiliated Company, the annual benefit under the defined benefit plan(s) shall be reduced, if necessary, so that the sum of the defined benefit and defined contribution fractions (defined below) does not exceed 1.0 for such Limitation Year.

                    (1) (A) The defined benefit fraction is a fraction, the numerator of which is the Participant's projected annual benefit under all defined benefit pension plans sponsored by all Employers and 50% Affiliated Companies in which he has participated, determined as of the close of the limitation years of such plans, and the denominator of which is the lesser of:

                              (i)  1.25 x $90,000 (as adjusted for cost-of-
living increases), or

                              (ii) one hundred forty percent (140%) of the
Participant's highest average pay over any three consecutive calendar years.

                         (B)  For the purpose of this Subsection, "projected
annual benefit" shall mean the annual benefit to which a Participant would be entitled under the terms of a defined benefit plan if he had continued employment until his normal retirement date under such plan and if his compensation for the purpose of such plan had continued at the same rate.

                         (C)  For the purpose of determining the denominator of
the defined benefit fraction, a Participant's "pay" shall mean his annual compensation as defined in Treas. Reg. (S)1.415-2(d).

                    (2) The defined contribution fraction is a fraction, the numerator of which is the sum of the Participant's Annual Additions under all defined contribution plans sponsored by all Employers and 50% Affiliated Companies for all limitation years, and the denominator of which is the sum of the lesser of the following amounts, determined for each limitation year of service with an Employer or a 50% Affiliated Company:

                              (A)  1.25 x $30,000, or

                              (B)  thirty-five percent (35%) of the
Participant's Limitation Compensation for such limitation year.

                    (3) A defined benefit plan sponsored by an Employer or a 50% Affiliated Company to which nondeductible employee contributions are made is considered to be a separate defined contribution plan, to the extent that the employee contributions constitute annual additions in the current and prior limitation years.

               (d)  (1)  The dollar limitations described in Subsections (a) and
(c) shall be adjusted in accordance with governmental pronouncements stating the method and amount of such adjustments.

                    (2)  The dollar limitations described in Subsections (a) and
(c) shall not reduce the Annual Additions of any Participant under the Plan prior to January 1, 1983 using the applicable maximum dollar limitations then in effect.

               (e) (1) The Administrator may elect to apply Subsection (c)(2) with respect to any Plan Year ending after December 31, 1982 by calculating the denominator under Subsection (c)(2) using an alternate amount for all Plan Years ending before January 1, 1983. The alternate amount shall be equal to the amount determined for the denominator under Subsection (c)(2) as in effect for the Plan Year ending in 1982 multiplied by the "transition fraction." The "transition fraction" shall be a fraction determined as follows:

                         (A)  the numerator shall consist of the lesser of: (i)
$51,875 or (ii) thirty-five percent (35%) of the

Participant's Limitation Compensation for the Plan Year ending in 1981; and

                         (B)  the denominator shall consist of the lesser of:
(i) $41,500 or (ii) twenty-five percent (25%) of the Participant's Limitation Compensation for the Plan Year ending in 1981.

                    (2)  (A)  The Administrator may elect to apply Subsection
(c)(2) with respect to any Plan Year ending after December 31, 1986 by adjusting the numerator under Subsection (c)(2) by using an alternate amount for all Plan Years ending before January 1, 1987. The adjustment is to subtract permanently from the numerator of the defined contribution fraction an amount equal to the product of (i) and (ii):

                              (i)  the sum of the defined contribution fraction
and the defined benefit fraction as of the "determination date," minus 1.0, times

                              (ii) the denominator of the defined contribution
fraction as of the "determination date."

                         (B)  For purposes of (A) above, the "determination
date" is December 31, 1986. In addition, the defined benefit fraction and the defined contribution fraction are computed in accordance with the limitations set forth in section 415 of the Code, taking into account any modifications for any accrued benefit that is protected by the provisions of the Tax Equity and Fiscal Responsibility Act of 1982 or the Tax Reform Act of 1986.

                         (C)  The adjustment described in this Subsection (e)(2)
may be made only if (i) both the defined benefit plan in question and this Plan were in existence on May 6, 1986, (ii) both plans satisfied the requirements of section 415 of the Code for the last limitation year beginning before January 1, 1987, and (iii) any accruals in excess of the limits set forth in section 415 of the Code are reduced. Any changes in the terms and conditions of the Plan made after May 5, 1986 may not be recognized in making this adjustment to the defined contribution fraction.

                                  APPENDIX C

                             TOP-HEAVY PROVISIONS
                             --------------------


          C.1  General.  The following provisions shall automatically apply to
               -------
the Plan for Plan Years that begin after December 31, 1983, and shall supersede any contrary provisions for each Plan Year in which the Plan is a Top-Heavy Plan. It is intended that this Appendix shall be construed in accordance with the provisions of section 416 of the Code.

          C.2  Definitions.  The following definitions shall supplement those
               -----------
set forth in Article II of the Plan:

               (a) "Aggregation Group" shall mean:
                    -----------------

                    (1) each plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of an Employer or Affiliated Company in which a Key Employee is a Participant,

                    (2) each other plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination
Date) of an Employer or Affiliated Company which enables any plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code, and

                    (3) each other plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination
Date) of an Employer or Affiliated

Company which is included by the Administrator if the Aggregation Group, including such a plan, would continue to meet the requirements of sections 401(a)(4) and 410 of the Code.

               (b)  "Determination Date" shall mean the last day of the
                     ------------------
preceding Plan Year.

               (c)  "Key Employee" shall mean any Employee or former Employee
                     ------------
who at any time during the 60-month period ending on the Determination Date is described below. The term Key Employee shall also include the beneficiaries of such persons. The foregoing notwithstanding, the number of persons described in Subsection (c)(2) for the entire 60-month period shall be limited to 10.

                    (1) An officer of an Employer having Income for a Plan Year during such 60-month period greater than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends.

                    (2) One of the 10 employees with annual Income greater than the amount described in section 415(c)(1)(A) of the Code who own (or are considered as owning, within the meaning of section 318 of the Code) the largest interests in any Employer or Affiliated Company, provided that such interest exceeds one-half of one percent (0.5%) of the total share ownership of the Employer or Affiliated Company.

                    (3)  A five-percent (5%) owner of an Employer.

                    (4) A one-percent (1%) owner of an Employer who has annual Income which, in the aggregate, is in excess of $150,000.

          The above determinations shall be made in accordance with section 416(i) of the Code. No more than 50 employees (or, if less, the greater of three employees or ten percent (10%) of the greatest number of employees, including leased employees within the meaning of section 414(n) of the Code, employed by all Employers and Affiliated Companies during the 60-month period ending on the Determination Date) shall be treated as officers.

               (d) "Key Employee Ratio" shall mean the ratio for any Plan Year,
                    ------------------
calculated as of the Determination Date of such Plan Year, determined by comparing the amount described in Subsection (d)(1) with the amount described in Subsection (d)(2) after deducting from each such amount any portion thereof described in Subsection (d)(3).

                    (1) The sum of (A) the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (B) the balances in all of the accounts of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (C) the amounts distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five Plan Years ending on the Determination Date, except benefits paid on account of death in excess of the accrued benefit or account balances immediately prior to death.

                    (2) The sum of (A) the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (B) the balances in all of the accounts of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (C) the amounts distributed from all plans in such Aggregation Group to or on behalf of any Participant during the period of five Plan Years ending on the Determination Date .

                    (3) The sum of (A) all rollover contributions (or fund-to-fund transfers) to the Plan by an Employee after December 31, 1983 from a plan sponsored by a company which is not an Employer or Affiliated Company, (B) any amount that is included in Subsections (d)(1) and (2) for a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year, and (C) for Plan Years beginning after December 31, 1984, any amount that is included in Subsections (d)(1) and (2) for a person who has not performed any service for any Employer during the five-year period ending on the Determination Date.

                    (4) The present value of accrued benefits under all qualified defined benefit plans included in the Aggregation Group shall be determined on the basis of the 1971 Group Annuity Mortality Table for Males and an interest rate of eight percent (8%). The value of proportional subsidies, including subsidized pre-retirement survivor's benefits, subsidized early retirement benefits, and optional forms of payment, shall be ignored in determining the present value of accrued benefits.

                         (5)  Solely for the purpose of determining whether the
Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is top-heavy, the accrued benefit of an Employee other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by all Employers and Affiliated Companies, or (B) if there is no such method, as if such benefit accrued not more rapidly than at the slowest accrual rate permitted under the fractional accrual method of section 411(b)(1)(C) of the Code.

                    (e)  "Non-Key Employee" shall mean any person who is an
                          ----------------
Employee or a former Employee in any Plan Year but who is not a Key Employee as to that Plan Year. The term Non-Key Employee shall also include the beneficiaries of such persons.

                    (f)  "Super Top-Heavy Plan" shall mean each plan in an
                          --------------------
Aggregation Group if, as of the applicable Determination Date, the Key Employee Ratio exceeds ninety percent (90%), determined in accordance with section 416 of the Code.

                    (g)  "Top-Heavy Plan" shall mean each plan in an Aggregation
                          --------------
Group if, as of the applicable Determination Date, the Key Employee Ratio exceeds sixty percent (60%), determined in accordance with section 416 of the Code.

                    (h)  "Top-Heavy Valuation Date" shall mean the most recent
                          ------------------------
Valuation Date occurring within the 12-month period ending on the Determination Date.

               C.3  Minimum Contribution for Non-Key Employees.
                    ------------------------------------------

                    (a) (1) In each Plan Year in which the Plan is a Top-Heavy Plan, each Participant who is a Non-Key Employee and who is employed by an Employer on the last day of such Plan Year shall receive a total minimum Employer contribution (including forfeitures) under all plans described in Section C.2(a)(1) and (2) of not less than three percent (3%) of the Participant's annual Limitation Compensation.

                         (2)  Salary reduction contributions made on behalf of a
Participant in plan years beginning after December 31, 1984 and before January 1, 1989 shall be deemed to be Employer contributions for the purpose of this Subsection. Neither salary reduction contributions nor matching contributions made on behalf of a Participant in plan years beginning after December 31, 1988 shall be deemed to be Employer contributions for the purpose of this Subsection.

                         (3)  The minimum Employer contribution shall be
provided to each Participant who is a Non-Key Employee employed by a Employer on the last day of the Plan Year, regardless of the number of Hours of Service completed by the Participant during the Plan Year, and regardless of the Participant's level of compensation. Minimum Employer contributions shall be allocated to Employer Accounts.
Minimum Employer contributions shall not be subject to the ACP Test or the ADP Test.

                    (b) The percentage set forth in Subsection (a)(1) shall be reduced to the percentage at which contributions, including salary reduction contributions, matching contributions, and forfeitures, are made (or are required to be made) for a Plan Year for the Key Employee for whom such percentage is the highest for that Plan Year. This percentage shall be determined for each Key Employee by dividing the contribution for such Key Employee by his Limitation Compensation for the Plan Year. All defined contribution plans required to be included in an Aggregation Group shall be treated as one plan for the purpose of this Section; however, this Section shall not apply to any plan which is required to be included in an Aggregation Group if such plan enables a defined benefit plan in the group to meet the requirements of section 401(a)(4) or section 410 of the Code.

                    (c) If a Participant who is a Non-Key Employee employed by an Employer on the last day of the Plan Year participates in both a defined benefit plan and a defined contribution plan described in Section C.2(a)(1) and
(2), the Employer is not required to provide such Participant with both the minimum benefit under the defined benefit plan and the minimum contribution described above. In such event, the Participant shall have the minimum benefit provided under the defined benefit Top-Heavy Plan.

                    (d) The compensation taken into account for the purpose of determining minimum Company contributions under this Section shall not be more than the amount in effect under section 401(a)(17) of the Code for the Plan Year in question.

               C.4  Vesting.
                    -------

                    (a)  Change in Schedule.  Each Participant's vested
                         ------------------
interest in his Employer Account shall be determined in accordance with the following schedule for any Plan Year in which the Plan is a Top-Heavy Plan unless the schedule set forth in Section 9.1 provides more rapid vesting for such Participant:

                Years of
            Vesting Service              Percent Vested
            ---------------              --------------
           less than 2 years                  0 percent
                     2 years                 20 percent
                     3 years                 40 percent
                     4 years                 60 percent
                     5 years                 80 percent
                     6 years                100 percent

                    (b)  Shift Out of Top-Heavy Status.  If the Plan ceases to
                         -----------------------------
be a Top-Heavy Plan, the vesting schedule set forth in Section 9.1 shall again apply to all Participants. However, a Participant shall remain at the point on the vesting schedule set forth in Subsection (a) that he had attained immediately before the Plan ceased to be a Top-Heavy Plan until he has sufficient years of Vesting Service to have a greater vested percentage under the schedule in Section 9.1.

                    (c)  Special Election of Vesting Schedule.  Each
                         ------------------------------------
Participant who has at least five years of Vesting Service (three years of Vesting Service, beginning on January 1, 1989) when the Plan ceases to be a Top-Heavy Plan may elect to continue to have his vested percentage computed under the Plan in accordance with the vesting schedule set forth in Subsection (a). The period during which the election may be made shall commence on the date on which the Participant is informed that the Plan is no longer a Top-Heavy Plan and shall end 60 days thereafter.

               C.5  $200,000 Limit.  For each Plan Year beginning before January
                    --------------
1, 1989 in which the Plan is a Top-Heavy Plan, the compensation of a Participant for purposes of accruing a benefit under the Plan for that Plan Year shall not exceed $200,000 (as adjusted in accordance with section 416(d) of the Code). In the case of a Plan Year which is less than 12 months long in which the Plan is a Top-Heavy Plan, compensation shall exclude total taxable income of any Participant in excess of the amount determined by multiplying $200,000 (as adjusted) by a fraction, the numerator of which is the number of full calendar months in the short Plan Year and the denominator of which is 12.

               C.6  Social Security.  For each Plan Year in which it is a
                    ---------------
Top-Heavy Plan, the Plan must meet the requirements of this Article without regard to any Social Security or similar contributions or benefits.

               C.7  Adjustment to Maximum Allocation Limitation.
                    -------------------------------------------

                    (a) For each Plan Year in which the Plan is (1) a Super Top-Heavy Plan or (2) a Top-Heavy Plan and the IKON Committee does not make the election described in Subsection (b) and for which a similar election has not been made as to another plan in the Aggregation Group, the 1.25 factor in the defined benefit and defined contribution fractions described in Appendix B shall be reduced to 1.0. The adjustment described in this Subsection shall not apply to any Participant during any period in which the Participant earns no additional accrued benefit under any defined benefit plan and has no employer contributions, forfeitures, or voluntary contributions allocated to his accounts under any defined contribution plan.

                    (b) If, in any Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan, the Aggregation Group described in Section C.2(a)(1) and (2) also includes a defined benefit plan, the IKON Committee may elect to use a factor of 1.25 in computing the denominator of the defined bene fit and defined contribution fractions described in Appendix B. In the event of such an election, the minimum Employer contribution described in Section C.3(a)(1) for each Non-Key Employee who is not covered by a defined benefit plan shall be increased from three percent (3%) to four percent (4%), and the minimum benefit described in Section C.3(c) for each Non-Key Employee who is covered by a defined benefit plan shall be the increased minimum benefit provided under the defined benefit Top-Heavy Plan.

                    (c) In the case of any Top-Heavy Plan to which Section B.4(e)(1) of Appendix B applies, "$41,500" shall be substituted for "$51,875" in the calculation of the numerator of the transition fraction.

                                  APPENDIX D

                 DETERMINATION OF HIGHLY COMPENSATED EMPLOYEES
                 ---------------------------------------------

               D.1  Introduction.  Highly Compensated Employees for a given
                    ------------
Plan Year shall be the employees who are described below. The determination as to whether an employee is a Highly Compensated Employee shall be made in accordance with section 414(q) of the Code and the regulations thereunder and shall be made on a Plan Year basis. For the purpose of determining which employees are Highly Compensated Employees for the first Plan Year, the provisions of this Appendix shall be treated as if they were in effect during 1996.

               D.2  Determination.  "Highly Compensated Employee" shall mean any
                    -------------
employee of an Employer or an Affiliated Company who:

                    (a) was at any time during either the Determination Year or the Look-Back Year a five-percent (5%) owner (as defined in section 416(i)(1)(B) of the Code); or

                    (b) (1) was in the Top-Paid Group for the Look-Back Year, if the Board of Directors elects to have this condition apply, and (2) had Income during the Look-Back Year which is in excess of $80,000 (as adjusted for cost-of-living increases).

          Employees who are non-resident aliens who receive no U.S.-source income from any Employer or Affiliated Company shall not be treated as employees for the purpose of this Section.

               D.3  Definitions.  The following definitions shall supplement
                    -----------
those set forth in Article II of the Plan:

                    (a)  "Determination Year" shall mean the Plan Year for which
                          ------------------
the determination of Highly Compensated Employees is being made.

                    (b)  "Look-Back Year" shall mean the 12 months preceding the
                          --------------
Determination Year.

                    (c)  "Top-Paid Group" shall mean the group consisting of
                          --------------
the top twenty percent (20%) of employees of all Employers and Affiliated Companies for the Look-Back Year, when employees are ranked on the basis of their Income for the Look-Back Year. Solely for purposes of determining the number of employees to be included in such group, the following employees shall not be counted:

                         (1)  employees who have not completed six months of
employment by the end of the Look-Back Year;

                         (2)  employees who normally work fewer than 17 1/2
hours per week;

                         (3)  employees who normally work not more than six
months during any year;

                         (4)  employees who have not attained age 21 by the end
of the Look-Back Year.

               Employees covered by a collective bargaining agreement shall be counted in determining the number of employees to be included in the Top-Paid Group unless ninety percent (90%) or more of the employees of all Employers and Affiliated Companies are covered by collective bargaining agreements and this Plan covers only employees who are not covered by collective bargaining agreements. In such a case, employees covered by a collective bargaining agreement shall not be counted in determining the number of employees to be included in the Top-Paid Group.

               D.4  Highly Compensated Former Employees.  For a given
                    -----------------------------------
Determination Year, an individual is a Highly Compensated Former Employee if he separated from service before the first day of the Determination Year and if he was a Highly Compensated Employee (as determined under Section D.2) during either (a) the year he separated from service or (b) any Determination Year ending on or after his 55th birthday.

                                  APPENDIX E

                      QUALIFIED NONELECTIVE CONTRIBUTIONS
                                      AND
                       QUALIFIED MATCHING CONTRIBUTIONS
                     ------------------------------------


               E.1  Qualified Nonelective Contributions and Qualified Matching
                    ----------------------------------------------------------
Contributions.
-------------

                    (a) If the Administrator determines that the Plan does not satisfy the ADP Test and/or the ACP Test, the Employers may make Qualified Nonelective Contributions to be allocated among the QNEC Accounts of the Eligible Employees who are not Highly Compensated Employees.

                    (b) In addition to or instead of making Qualified Matching Contributions, the Employers may make Qualified Matching Contributions to be allocated among the QMAC Accounts of the Participants who are not Highly Compensated Employees.

                    (c) Allocation of Qualified Nonelective Contributions and Qualified Matching Contributions shall be in accordance with Section E.2.

               E.2  Allocation to QNEC and QMAC Accounts.
                    ------------------------------------

                    (a) Qualified Nonelective Contributions shall be allocated to the QNEC Accounts of the Eligible Employees who are not Highly Compensated Employees in the Plan Year for which the Qualified Nonelective Contributions are made. Qualified Nonelective Contributions shall be allocated to the QNEC
Account of each such Eligible Employee in the proportion that his Compensation for the Plan Year bears to the Compensation of all such Eligible Employees for the Plan Year.

                    (b) Qualified Matching Contributions shall be allocated to the QMAC Accounts of the Participants who are not Highly Compensated Employees in the Plan Year for which the Qualified Matching Contributions are made. Qualified Matching Contributions shall be allocated to the QMAC Account of each such Participant in the proportion that his Basic Contributions for the Plan Year bears to the Basic Contributions of all such Participants for the Plan Year.

               E.3  Use of Qualified Nonelective Contributions and Qualified
                    --------------------------------------------------------
Matching Contributions.
----------------------

                    (a) As provided in Section A.3(b)(2), Qualified Matching Contributions and Qualified Nonelective Contributions included in the numerator of the Individual Deferral Percentage to help the Plan satisfy the ADP Test shall in no event be included in the numerator of the Individual Contribution Percentage.

                    (b) As provided in Section A.6(b)(2), Qualified Matching Contributions and Qualified Nonelective Contributions included in the numerator of the Individual Contribution Percentage to help the Plan satisfy the ACP Test shall in no event be included in the numerator of the Individual Deferral Percentage.

                                  APPENDIX F

                            PARTICIPATING COMPANIES
                            (AS OF JANUARY 1, 1997)
                            -----------------------



               IKON Office Solutions, Inc.
               The Computer Group, Inc.
               Executive Automation Consultants, Inc.
               Real World Systems, Inc.
               Kenwood Associates, Inc.
               HBM Technology Group, Inc.

                                AMENDMENT NO. 8

                                    TO THE

                          IKON OFFICE SOLUTIONS, INC.

                            RETIREMENT SAVINGS PLAN


     WHEREAS, IKON Office Solutions, Inc. ("IKON") sponsors and maintains the IKON Office Solutions, Inc. Retirement Savings Plan (the "Plan") for the benefit of certain of its employees; and

     WHEREAS, IKON now wishes to amend the Plan to provide for immediate vesting under certain circumstances involving a change in control;

     NOW, THEREFORE, the Plan is hereby amended, effective January 1, 1998, as follows:

     I. Article Two is amended by the addition of the following Section 2.15A:

          2.15A  "Change in Control" shall mean any of the following events:
                  -----------------

                 (a) any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the then outstanding shares of IKON common stock; or

                 (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on September 30, 1997, constituted the Board and any new directors whose appointment or election by the Board or nomination for election by IKON's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on September 30, 1997 or whose appointment, election, or nomination for election was previously so approved; or

                 (c) IKON consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of IKON), or any other Person consolidates with, or merges with or into, IKON, and, in connection therewith, all or part of the outstanding shares of common stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

                 (d) a transaction of series of transactions in which, directly or indirectly, IKON shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (1) aggregating more than 50% of the assets (measured by either book value or fair market value) or (2) generating more than 50% of the operating income or cash flow of IKON and its subsidiaries (taken as a whole) to any other Person or group of Persons.

          Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of IKON common stock immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of IKON immediately following such transaction or series of transactions.

          The term "Person" in the foregoing definition shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include
     (1) IKON or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (2) a trustee or other fiduciary holding securities under an employee benefit plan of IKON or any of its affiliates,
     (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of IKON in substantially the same proportions as their ownership of IKON stock.

     II.  Section 9.1 is amended by the addition of the following new Subsection
(h):

                 (h) Effective January 1, 1998, a Participant shall be fully vested in his Employer Account if his employment with IKON or a division or subsidiary of IKON (or any successor thereto) terminates because of involuntary termination or constructive discharge at any time within two years of a Change in Control.


     IN WITNESS WHEREOF, IKON has authorized its duly appointed officers to execute this Amendment No. 8 this 11th day of March, 1998.


                                             IKON OFFICE SOLUTIONS, INC.

                                             SIGNED:  /s/ Karin M. Kinney
                                             ----------------------------

                                      -3-